UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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☐  Soliciting Material Pursuant to Section 240.14a-12

Central Vermont Public Service Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROBERT H. YOUNG
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

March 27, 2009

Dear Stockholders:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Central Vermont Public Service Corporation at 10:00 a.m. on Tuesday, May 5, 2009 at the CVPS/Leahy Community Health Education Center, 160 Allen Street, Rutland, Vermont.  Stockholders will be admitted beginning at 9:00 a.m.  For your reference, a map of the area is provided on the back cover of this Proxy Statement.

Whether or not you plan to attend, we encourage you to vote your shares using one of the following methods: (1) vote through the Internet at the Website shown on the proxy card; (2) vote by telephone using the toll-free telephone number shown on the proxy card; or (3) mark, date, sign, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

If your shares are held in the name of a bank, trust, broker or other nominee and you plan to attend the Annual Meeting, please bring proof of share ownership.  No matter how many shares you own, your vote is important.  Please vote promptly to ensure your vote is represented at the Annual Meeting.

Thank you for your support of Central Vermont.

Sincerely,

ROBERT H. YOUNG
President and
Chief Executive Officer

CENTRAL VERMONT PUBLIC SERVICE CORPORATION 77 Grove Street Rutland, Vermont 05701 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE: TIME: PLACE:	Tuesday, May 5, 2009 10:00 a.m., local time CVPS/Leahy Community Health Education Center 160 Allen Street Rutland, VT 05701
ITEMS OF BUSINESS:
1. To elect four directors for a term of three years;

2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants to audit Central Vermont Public Service Corporation's ("CVPS", "Central Vermont" or the "Company")
 financial statements for the fiscal year ending December 31, 2009;

3. To Amend the Company's Articles of Association and By-laws to decrease the maximum number of directors allowed on the board of directors to 13 from 21;

4. To Amend the Company's Articles of Association and By-laws to provide for the annual election of directors; and

5. To act upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the eeting or at any adjournments thereof.

RECORD DATE:	Holders of Central Vermont's Common Stock of record at the close of business on February 26, 2009 are entitled to vote at the meeting and any adjournment thereof.
ANNUAL REPORT:	Central Vermont's 2008 Annual Report, which is NOT a part of the proxy soliciting materials, accompanies the Proxy Statement.
PROXY VOTING:
It is important that your shares be represented and voted at the meeting.  You may vote your shares by completing and returning the proxy card sent to you.  Most owners may also vote their shares over the Internet or by telephone as described on the enclosed proxy card.  You may revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

Rutland, Vermont March 27, 2009	By Order of the Board of Directors Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2009:

This Proxy Statement and our Annual Report are available on the
Investor Relations page of our Website at www.cvps.com.

[This page intentionally left blank]

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
77 Grove Street
Rutland, Vermont 05701

March 27, 2009
PROXY STATEMENT

The Board of Directors (the "Board") of Central Vermont Public Service Corporation ("Central Vermont" which may be referred to as we, us, our, or the Company) is soliciting your proxy for the Annual Meeting of Stockholders to be held at the CVPS/Leahy Community Health Education Center, 160 Allen Street, Rutland, Vermont at 10:00 a.m. on Tuesday, May 5, 2009, and at any adjournments thereof (the "Annual Meeting").

Cost of Proxy Solicitation

We will bear the cost of solicitation.  Our officers or other employees or representatives of the Company may solicit proxies on behalf of the Company in person, by telephone, by facsimile, or other electronic means, without extra compensation.  In addition, we have engaged Morrow & Co. to assist in the solicitation of proxies.  The estimated fee for such services is $6,500 plus reimbursement of reasonable out-of-pocket expenses.  We will reimburse banks, brokers and other similar agents or fiduciaries for their expenses in sending proxies and proxy materials to beneficial owners of Common Stock.

A copy of the Annual Report of Central Vermont containing its audited financial statements for year 2008 accompanies this Proxy Statement.  The Annual Report is not part of this Proxy Statement.

This Proxy Statement and form of proxy were first sent to stockholders on or about March 27, 2009.

Record Date

You are entitled to notice of, and to vote at, the annual meeting if you owned shares of our Common Stock at the close of business on February 26, 2009.

Outstanding Voting Securities

As of February 26, 2009, we had 11,610,905 outstanding shares of Common Stock entitled to one vote per share.

VOTING PROCEDURES

How to Vote

You may vote by telephone, or via the internet or by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope.

If a bank or broker holds your shares, you may be able to vote by telephone or via the Internet if the bank or broker offers these options.  Please follow the instructions you receive from your bank or broker.

Additionally, if you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions.  Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to vote shares for which their customers do not provide voting instructions on routine matters.  The election of directors, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2009, and the proposal to amend our Articles of

Association and By-laws to reduce the maximum size of the board of directors are considered routine matters.  The proposal to amend our Articles of Association and By-laws to provide for annual elections is not considered routine.  When a proposal is not routine and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal.  Those shares are considered "Broker non-votes."  Abstention from voting on the proposal to provide for annual elections, including "non-votes" (i.e., shares held by brokers, fiduciaries, or other nominees not permitted to vote due to the absence of instruction from beneficial owners), will have the same effect as a vote cast "AGAINST."

If you wish to vote your shares in person at the annual meeting and your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a legal proxy or a letter from that broker, trust, bank or other nominee that confirms that you are the beneficial owner of those shares.

Employee Savings and Investment Plan Participants

If you are a participant in the Central Vermont Public Service Corporation Employee Savings and Investment Plan ("401(k) Plan"), a proxy card has been provided to allow you to direct the trustee of the 401(k) Plan how to vote any shares attributable to your individual account under the 401(k) Plan.  The trustee will vote such shares as directed by participants in the 401(k) Plan.

Revoking a Proxy

Any proxy may be revoked by written notice delivered to the Corporate Secretary, by voting again by telephone or over the Internet, by a duly executed proxy bearing a later date delivered to the Corporate Secretary at any time before it is exercised, or by attending the Annual Meeting and voting in person.  The execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person, and attendance at the Annual Meeting will not, by itself, revoke a proxy.

Quorum

The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes are included in determining the number of shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

Vote Required

The following votes are required for approval of each proposal at the annual meeting:

Item No. 1:  Our directors are elected by a plurality of votes cast by the shares entitled to vote in the election of directors.  Votes may be cast "FOR" or "WITHHOLD AUTHORITY." WITHHOLD AUTHORITY votes are not counted for purposes of the election of directors.  Unless authority to vote is withheld as to any nominee, the individuals named on the proxy card will vote "FOR" the nominees listed below.

Item No. 2:  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009 is approved if the votes cast "FOR" exceed the votes cast "AGAINST."  Unless the vote is cast "AGAINST" this Item, the individuals named on the proxy card will vote "FOR" Item 2.

Item No. 3:  Approval of the amendments to our Articles of Association and By-laws to decrease the maximum number of directors requires the affirmative vote of 80% of the outstanding shares of Common Stock entitled to vote at the meeting.  Unless the vote is cast "AGAINST" this Item, the individuals named on the proxy card will vote "FOR" Item 3.

If the amendments to the Articles of Association and By-laws to decrease the maximum number of directors are not approved by our stockholders, the present range will continue.

Item No. 4:  Approval of the amendments to our Articles of Association and By-laws to declassify our Board of Directors requires the affirmative vote of 80% of the outstanding shares of Common Stock entitled to vote at the meeting.  Abstention from voting on this Item, including "non-votes" (i.e., shares held by brokers, fiduciaries, or other nominees not permitted to vote due to the absence of instruction from beneficial owners), will have the same effect as a vote cast "AGAINST."

If the amendments to the Articles of Association and By-laws to declassify the Board of Directors are not approved by our stockholders, the present classification of the Board of Directors will continue.

OTHER MATTERS

The Board of Directors is not aware of any matter that will be presented at the Annual Meeting other than as specified in the accompanying Notice.  However, if any other matters properly and legally come before the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

Electronic Access of Documents

This document is available on the Investor Relations page of our Website at www.cvps.com.  The Company's Website at www.cvps.com/AboutUs/CorpGov.shtml contains the following documents: Charters of the Audit, Compensation, and Corporate Governance Committees; Corporate Governance Guidelines including Director Communication Policy and Process; Director Selection Search Protocol; and, Corporate Ethics and Conflict of Interest Policy which includes an anonymous complaint process relating to accounting, internal accounting controls, or auditing matters.

We will provide any stockholder with a copy of the referenced documents without charge, upon written request to the Assistant Corporate Secretary at 77 Grove Street, Rutland, Vermont 05701.

 2010 ANNUAL MEETING - STOCKHOLDER COMMUNICATIONS/PROPOSALS

The Corporate Secretary must receive stockholder proposals no later than November 27, 2009 to be considered for inclusion in Central Vermont's 2010 proxy materials.  Additionally, the Company's advance notice By-law provisions require that any stockholder proposal to be presented from the floor of the 2010 Annual Meeting must be received by the Corporate Secretary, at the Company's principal executive offices, no later than
January 26, 2010 and not before December 23, 2009.  Also, such proposal must be, under law, an appropriate subject for stockholder action in order to be brought before the meeting.

Stockholders who are not presenting a proposal for inclusion in the proxy statement, but who wish to communicate directly with non-management directors, may direct written communications to the address listed in the section entitled "Communication to the Board" on page 14.

ITEM 1 - ELECTION OF DIRECTORS

Our Articles of Association and By-laws provide for the division of the Board into three classes as nearly equal in number as possible, having staggered terms of office.  In accordance with our By-laws, the Board has fixed at nine (9) the number of directors for the year 2009-2010, effective as of the Annual Meeting.

Our Board has nominated Robert L. Barnett, Robert G. Clarke, Mary Alice McKenzie, and William R. Sayre for election at this Annual Meeting to serve as directors for a three-year term. All of the nominees have previously been elected by Central Vermont's stockholders.

Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of the four nominees as indicated in the table below.  Each of the nominees has consented to serve as a director if elected.  If prior to the Annual Meeting any nominee should become unable to serve, the shares represented by properly signed and returned proxy cards or voted by telephone or Internet will be voted for such other person(s) as the present Board shall determine or the Board may determine to leave the vacancy temporarily unfilled.

Certain information, including age, principal occupation, public company directorships, and business experience during the past five years, regarding the directors and nominees for director is set forth below.

Unless otherwise indicated, the principal occupation of the directors or nominees for director has been the same for the past five years.

Nominees whose terms will expire in year 2012:

ROBERT L. BARNETT, 68, retired as Executive Vice President of Motorola, Inc. in December 2004. He previously served as President and Chief Executive Officer, Commercial, Governmental and Industrial Solutions Sector, and President, Land Mobile Products Sector, of Motorola, Inc. from 1995 to December 2002.  Mr. Barnett is a director of Johnson Controls, Inc., USG Corporation and E. F. Johnson, Inc., and a director and treasurer of the Lincoln Foundation for Performance Excellence. Mr. Barnett earned Bachelor's degrees in physics and electrical engineering from Oberlin College and Case Institute of Technology, respectively, a Master's Degree in electrical engineering from the University of Illinois and a Master's degree in business administration from Xavier University.  He is a Senior Baldridge Examiner and a licensed professional engineer. Mr. Barnett has been a director since 1996. He is Chair of the Board's Compensation Committee and is a member of its Corporate Governance Committee.

ROBERT G. CLARKE, 58, has been Chancellor of the Vermont State Colleges since June 2000.  Mr. Clarke is Chair of the Board of Vermont Electric Power Company, Inc. and Vermont Electric Transmission Company, Central Vermont affiliates.  He is a director of TD Banknorth Group Inc., TD Bank, N. A. and TD Bank USA, Inc.  He has been appointed by the Governor of the State of Vermont to serve on the Governor's Council of Economic Advisors.  Mr. Clarke earned a Bachelor's degree in occupational education from Southern Illinois University, a Master's Degree in occupational education from Central Washington State College, and a Doctorate in administration and supervision from Lehigh University.  Mr. Clarke has been a director since 1997. He is Chair of the Board's Audit Committee and is a member of both its Executive and Corporate Governance Committees.

MARY ALICE MCKENZIE, 51, has been Executive Director of the Boys & Girls Club of Burlington since May 2007.  Prior to her current position she served as the Manager of Employment Practices and Of Counsel at Paul Frank & Collins, PC from December 2005 to May 2007 and Vice President and General Counsel of the Vermont State Colleges, from August 2001 to December 2005.  Ms. McKenzie also serves as a director of Vermont Electric Power Company, Inc., a Central Vermont affiliate.  She was President of McKenzie of Vermont from 1988 until 2000.  She earned a Bachelor's degree in business administration with a concentration on marketing from St. Mary's College and a Juris Doctor degree from Valparaiso University School of Law.  Ms. McKenzie has been a director since 1992 and was named the Company's first woman Chair of the Board in May 2006.  She is also Chair of the Board's Executive Committee and is a member of both its Compensation and Corporate Governance Committees.

WILLIAM R. SAYRE, 58, has been President of Duncan Hermanson Corporation, a real estate investment company since January 1989.  Mr. Sayre serves as a director of Vermont Electric Power Company, Inc., a Central Vermont affiliate.  He has been appointed by the Governor of the State of Vermont to serve on the Governor's Council of Economic Advisors, the Governor's Jobs Cabinet, and the Climate Change Oversight Committee.  Mr. Sayre earned a Bachelor's degree in economics from Northwestern University and a Master's degree in business administration from the University of Chicago.  Mr. Sayre has been a director since 2006.  He is a member of the Board's Audit Committee.

Directors whose terms will expire in year 2010:

BRUCE M. LISMAN, 61, retired as Managing Director at JPMorgan and Chairman of the Global Equity Division at JPMorgan Chase in February 2009 positions he held since June 2008.  Prior to his current position he served as a Senior Managing Director at The Bear Stearns Companies, Inc. from 1984 to June 2008.  Mr. Lisman also serves as a director of National Life Group, Merchants Bancshares, and American Forests, a non-profit, conservation organization.  He also serves as a trustee of the Shelburne Museum, one of the nation's most diverse and unconventional museums of art and Americana.  Mr. Lisman is a graduate of the University of Vermont and is a former Chair of the Board of Trustees.  He is a recipient of the University's Distinguished Service Award.  Mr. Lisman has been a director since 2004.  He is Chair of the Board's Corporate Governance Committee and serves on its Compensation Committee.

JANICE L. SCITES, 58, has been Chief Executive Officer of MSO, Inc. (a property and casualty insurance rating/service bureau) since December 2007.  She has also been President of Scites Associates, Inc. (a technology and business consulting firm) since January 2001.  Ms. Scites also serves on the Board of Advisors for several privately held, technology-based companies, including Overseas Military Car Sales, a privately held Swiss company with revenues of $600 million.  Ms. Scites earned a Bachelor of General Studies degree in business administration from Ohio University and a Juris Doctor degree from the University of Connecticut Law School.  Ms. Scites has been a director since 1998.  She is a member of the Board's Audit Committee.

WILLIAM J. STENGER, 60, has been President and Chief Executive Officer of Jay Peak, Inc. since July 2008.  Prior to his current position he served as President and Chief Operating Officer of Jay Peak Ski and Summer Resort from April 1985 to June 2008.  He has been appointed by the Governor of the State of Vermont to serve on the Governor's Council of Economic Advisors and serves as a member of the Agency of Commerce and Community Development Advisory Council.  Mr. Stenger earned an Associate of Science Degree from Corning Community College and a Bachelor of Science Degree from Syracuse University.  He is the 2006 recipient of the Martha H. O'Connor Award for Private Citizen Contribution to Public Education.  Mr. Stenger has been a director since 2006.  He is a member of the Board's Compensation Committee.

Directors whose terms will expire in year 2011:

DOUGLAS J. WACEK, 57, retired as the President and Chief Executive Officer of Union Mutual of Vermont Companies in May 2008.  He previously served as President and Chief Executive Officer of Union Mutual of Vermont Companies from May 2001 to May 2008. Mr. Wacek, who is a certified public accountant, joined those companies in 1994 as Chief Financial Officer and was elected President and CEO in 2001.  Previously, he has served as the State of Vermont's Commissioner of Finance and Management; as a Senior Vice President and CFO of a Vermont-based natural gas utility; and as a Senior Manager with KPMG, an international accounting firm.  He is a director and treasurer of the Vermont Business Roundtable, a non-profit, public interest organization and earned a Bachelor's Degree in accounting from St. Cloud State University.  Mr. Wacek has been a director since 2006 and is a member of the Board's Audit Committee.

ROBERT H. YOUNG, 61, has been President and Chief Executive Officer of the Company since 1995.  He serves as Chair, President, and Chief Executive Officer of CVPS - East Barnet Hydroelectric, Inc., Catamount Resources Corporation, Custom Investment Corporation, and Eversant Corporation, Central Vermont subsidiaries.  Mr. Young also serves as Chair of Vermont Yankee Nuclear Power Corporation and as a Director of Vermont Electric Power Company, Inc. and Vermont Electric Transmission Company, Inc., Central Vermont affiliates.  Mr. Young serves as a director of The Chittenden Bank, Associated Industries of Vermont, a state-wide association dedicated to manufacturers and their supporting businesses and organizations, Edison Electric Institute, the association of U.S. shareholder-owned electric companies, the Vermont Business Roundtable, a non-profit, public interest organization.  Mr. Young earned a Bachelor's degree in political science from Beloit College and Master's degree in business administration from Stanford University.  Mr. Young has been a director since 1995.  He serves as a member of the Board's Executive Committee.

The election of a director requires the affirmative vote of a plurality (nominees receiving the greatest number of votes will be elected at a meeting at which a quorum is present) of the votes cast by the shares entitled to vote.

The Board recommends that you vote "FOR" Item 1 relating to the election of directors.

ITEM 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee, which is comprised entirely of independent directors, is recommending ratification of its appointment of Deloitte & Touche LLP ("D&T") as the independent registered public accounting firm for Central Vermont to audit its consolidated financial statements for 2009 and to perform audit-related services, including review of our quarterly interim financial information and periodic reports and registration statements filed with the Securities and Exchange Commission ("SEC") and consultation in connection with various accounting and financial reporting matters.  If the stockholders do not ratify the appointment of D&T, the Audit Committee will take such determination into account in its future selection of independent registered public accountants.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 11, 2009 the Audit Committee made a determination to engage D&T to serve as the Company's independent registered public accountants for the 2009 calendar year.

The firm of D&T, an independent registered public accounting firm, has audited the consolidated financial statements of the Company for 2008.  They have served as the Company's independent registered public accountants since July 22, 2002.  Representatives of D&T are expected to be present at the Annual Meeting, to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

Ratification of the appointment of the independent registered public accounting firm for fiscal year 2009 requires the affirmative vote of holders of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are deemed votes cast and would have the same effect as a vote against ratification.

The Board recommends that you vote "FOR" Item 2 relating to the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Central Vermont for the fiscal year ending 2009.

ITEM 3 - PROPOSAL TO AMEND THE ARTICLES OF ASSOCIATION AND BY-LAWS
TO DECREASE THE MAXIMUM NUMBER OF THE BOARD OF DIRECTORS

Existing Provisions

The Board of Directors is submitting for consideration by the stockholders an Amended Articles of Association to provide for a decrease in the maximum size of the Board of Directors from 21 to 13 members (the ''Amended Articles").  Likewise, the Board of Directors has submitted Amended By-laws provisions that mirror the proposed changes to the Amended Articles.

The Articles of Association and By-laws currently provide that the Board of Directors shall consist of not less than nine or more than 21 directors.  The Board currently consists of nine directors.

Provisions establishing a maximum number of directors have sometimes been characterized as deterring takeovers.  However, any such effect is minimized in this case because the By-laws currently have a numeric maximum and the amendment will reduce that number.

The text of the amendments to decrease the maximum number of directors is attached as Appendix A-1 for the Articles and Appendix B-1 for the By-laws.

Required Vote

For the Amended Articles and Amended By-laws to become effective, this proposal must receive the affirmative vote of at least 80% of the outstanding shares entitled to vote at the meeting.  If it receives the required vote, a Certificate of Amendment to the Articles will be filed with the State of Vermont.  If the Amended Articles and Amended By-laws are not approved by our stockholders, the present range of the number of maximum directors will continue.

The Board of Directors has unanimously approved the amendment and recommends voting "FOR" Item 3 the proposed amendment to the Articles and By-laws to decrease the maximum number of directors.

ITEM 4 - PROPOSAL TO AMEND THE ARTICLES OF ASSOCIATION AND
BY-LAWS TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

Existing Provisions

The Board of Directors is submitting for consideration by the stockholders an Amended Articles of Association for a phased-in elimination over three years of the classified board structure (the "Amended Articles").  Likewise, the Board of Directors has submitted Amended By-laws provisions that mirror the proposed changes to the Amended Articles.  The Company's current Articles and the corresponding language in the By-laws divides the Board of Directors into three classes that are elected for staggered, three year terms.

If the amendments to the current Articles and By-laws are approved, the directors standing for election at the 2010 annual meeting will stand for election for a one-year term expiring at the 2011 annual meeting and they and their successors would stand for one-year terms thereafter.  The Board's other directors (who would not stand for election at the 2010 annual meeting) will continue to hold office until the end of the terms for which they were elected, and they and their successors will stand for one-year terms thereafter.  Accordingly, directors elected at this year's annual meeting will serve for a three-year term expiring at the annual meeting in 2012, and directors currently serving terms that end at the annual meeting in 2010 and 2011 will continue to serve for such terms as previously described.  If the Amended Articles and Amended By-laws are approved, all directors will be elected on an annual basis commencing in 2012. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director's earlier resignation or removal, and vacancies that occur during the year will be filled by the Board to serve until the next annual meeting.

The text of the proposed Article 21, 21(a) and 21(b) addressing the election of directors in the proposed Amended Articles is attached as Appendix A-2 and the corresponding Article V Sections 2 and 3 of the Amended By-laws is attached as Appendix B-2 to this proxy statement.

Background of Proposal

In May 1986 the stockholders of our Company voted to amend the Articles and By-laws to provide for, among other things, classification of the Board of Directors.  At that time, the Board concluded that the advantages of classification of the Board outweighed the disadvantages. The considerations for and against such classification are summarized below:

Considerations Favoring a Classified Board

• Classification of the Board tends to foster continuity and stability of management and business policies.

• Classification makes it more difficult and time-consuming to change majority control of the Board, which reduces the vulnerability of the Company to an unsolicited takeover proposal. Thus, classification may encourage persons attempting certain types of transactions that involve an actual or threatened change of control of the Company to first seek to negotiate with the Company and may discourage pursuit of such transactions on a non-negotiated basis.

Considerations Against a Classified Board

• Classification of the Board could make more difficult or discourage the removal of incumbent directors, through a proxy contest or otherwise, and the assumption of control by a holder of a substantial block of the Company's Common Stock.

• Classification could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders.

The Board is aware that there has been an increased focus on corporate governance in general and that some investors have become increasingly vocal in their objections to board classification, claiming that classification tends to reduce the accountability of directors since they are elected only once every three years. In a reflection of this concern, at the 2008 annual meeting, a stockholder proposal to take steps to declassify the Company's board received majority support.  After careful consideration of the relative merits of a classified board, our Board approved the amended Articles and By-laws for submission to the stockholders at the 2009 annual meeting.  This action was based on the Board's conclusion that after weighing the advantages and disadvantages, stockholders should be afforded the opportunity to decide whether or not the Board should be classified by voting on the proposed Amended Articles and Amended By-laws.  However, the Board has also determined that it should make no recommendation as to the proposed amendment because the proposal does not represent a judgment by the Board that the elimination of the classified Board is in the best interests of the stockholders.  The Board believes that the considerations for and against classification can be readily evaluated by the stockholders without any recommendation by the Board.

Required Vote

For the Amended Articles and Amended By-laws to become effective, this proposal must receive the affirmative vote of at least 80% of the outstanding shares entitled to vote at the meeting.  Upon stockholder approval of this proposal, the Board will approve amendments to the Company's Articles and By-laws that will make them consistent with the declassification proposal and file a Certificate of Amendment to the Articles of

Association with the State of Vermont.  If the Amended Articles and Amended By-laws are not approved by our stockholders, the present classification of the Board of Directors will continue.

The Board makes no recommendation either ''FOR'' or ''AGAINST'' Item 4 the proposal to adopt the proposed Amended Articles of Association and Amended By-laws to provide for the annual election of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of such reports prepared and filed with the SEC during 2008 by the directors, officers, and beneficial owners of more than 5% of the Common Stock of the Company and on written representations that no other reports were required, the Company believes its directors, officers, and beneficial owners of more than 5% of the Common Stock of the Company have complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth the number of shares of Common Stock beneficially owned by:

• each director;
• each nominee for director;
• each of the named executive officers in the Summary Compensation Table; and
• all the directors, nominees for director, and executive officers as a group as of February 27, 2009.

Name	Total Number of Shares Beneficially Owned (1)	Number of Shares Owned (2) (3)		Stock Options Granted		Percent of Class
Robert L. Barnett	18,090	15,590		2,500		(1)
Robert G. Clarke	17,805	12,805	(4)	5,000		(1)
Joan F. Gamble	23,655	6,228		17,427		(1)
Pamela J. Keefe	1,000	1,000		0		(1)
Joseph M. Kraus	68,769	25,805		42,964		(1)
Bruce M. Lisman	8,618	3,618		5,000		(1)
Mary Alice McKenzie	8,049	8,049		0		(1)
Dale A. Rocheleau	25,642	6,538		19,104		(1)
William R. Sayre	2,750	2,750		0		(1)
Janice L. Scites	8,290	8,290		0		(1)
William J. Stenger	601	601		0		(1)
Douglas J. Wacek	2,056	2,056	(5)	0		(1)
Robert H. Young	365,074	109,389	(6)	255,685		3.1%
All current directors, nominees, and executive officers (15 persons)	590,364	211,407		378,957	(7)	5.1%

No director, nominee for director, or executive officer owns any shares of the various classes of the Company's outstanding non-voting Preferred Stock.

No director, nominee for director, or executive officer has pledged company stock as security.

(1)
No director, nominee for director, or executive officer owns beneficially in excess of 1% of the outstanding Common Stock, except for Robert H. Young.  Except as otherwise indicated in the footnotes to the table, each of the named individuals possesses sole voting and investment power over the shares listed.  Percentages are based on 11,610,905 total shares outstanding on February 27, 2009.

(2)
Includes 7,487 shares awarded as part of the director's annual retainer under the Restricted Stock Plan for Non-employee Directors and Key Employees ("Restricted Plan") and under the Omnibus Stock Plan (formerly the 2002 Long-Term Incentive Plan) ("OSP"), for Mr. Clarke; 7,022 shares for Ms. Scites; 6,190 shares for each of Mr. Barnett and Ms. McKenzie; 2,750 shares for Mr. Sayre; 2,618 shares for Mr. Lisman; 1,453 shares for Mr. Wacek; and, 601 shares for Mr. Stenger.  Shares vested on award date.  Also includes 1,000 shares for Ms. Keefe awarded June 5, 2006 with three-year cliff vest from date of award under the Omnibus Stock Plan.

(3)	Includes shares that the named executive officers hold indirectly under the Company's Employee Savings and Investment (401(k)) Plan, for Ms. Gamble, 2,881 shares and for Mr. Rocheleau, 530 shares.
(4)	Includes 12,805 shares held jointly with Mr. Clarke's spouse over which he shares voting and investment power.
(5)	Includes 1,656 shares held jointly with Mr. Wacek's spouse over which he shares voting and investment power.
(6)	Includes one share held by Mr. Young's son over which Mr. Young disclaims beneficial ownership and 1,092 shares held by his spouse over which she has sole voting and investment power.
(7)	All executive officers as a group have rights to acquire 366,457 shares.

Deferred Compensation Plan - Phantom Stock Units

Directors and executive officers also have interests in stock-based units under the Deferred Compensation Plan for Officers and Directors of Central Vermont Public Service Corporation ("Deferred Compensation Plan").  Individuals participating in this plan do not have voting power nor the right to acquire shares of stock.  Since these units may not be voted, transferred, or acquired, they have not been represented in the Security Ownership of Management table above.  However, we have noted them here as they represent an economic interest of the directors and executive officers in Central Vermont stock.  As of February 27, 2009, Messrs. Barnett and Wacek and Ms. McKenzie held 1,311 units, Mr. Lisman held 6,077 units, Mr. Stenger held 2,226 units, Ms. Gamble held 11,163 units, and Ms. Keefe held 1,076 units.  All directors and executive officers as a group held 24,475 units of phantom stock under the Deferred Compensation Plan.

Security Ownership of Certain Beneficial Owners

Our records and other information available from outside sources indicate the following stockholders were beneficial holders of more than 5% of the outstanding shares of our Common Stock.  The information below is reported in their filings with the SEC.  The Company is not aware of any other beneficial holder of more than 5% of the Company's Common Stock, as of December 31, 2008.

Name and Address of Beneficial Holder	Total Number of Shares Beneficially Owned		Percent of Shares Outstanding (a)
Anita G. Zucker, Trustee of The Jerry Zucker Revocable Trust c/o The Intertech Group, Inc. Post Office Box 5205 North Charleston, SC 29405	920,555	(b)	8.0%
Barclays Global Investors, N.A. ("Barclays") and related companies 400 Howard Street San Francisco, California 94105	904,399	(c)	7.8%
Renaissance Technologies LLC ("Renaissance") James H. Simons 800 Third Avenue New York, NY 10022	553,100	(d)	5.27%

(a)	Based on 11,574,825 total shares outstanding on December 31, 2008.
(b)
Holdings as of May 13, 2008 as reported in SEC Schedule 13D by Anita G. Zucker.  According to the report Mrs. Zucker holds 920,555 shares and has sole voting and dispositive power over 918,555 shares and shared voting and dispositive power over 2,000 shares.

(c)
Holdings as of December 31, 2008 as reported in SEC Schedule 13G by Barclays.  According to the report, Barclays holds 379,995 shares, has sole voting power over 366,782 shares, and sole dispositive power over 379,995 shares.  Barclays Global Fund Advisors holds 517,068 shares and has sole voting power over 386,303 shares and sole dispositive power over 517,068 shares.  Barclays Global Investors, Ltd. holds 7,336 shares and has sole dispositive power over 7,336 shares.

(d)
Holdings as of December 31, 2008 as reported in SEC Schedule 13G by Renaissance.  These holdings also reflect Dr. Simons' position as a controlling person of Renaissance.  According to the report, Renaissance holds 553,100 shares, has sole voting power over 481,500 shares, sole dispositive power over 549,700 shares, and shared dispositive power over 3,400 shares.

CORPORATE GOVERNANCE MATTERS

2008 Governance Actions

Central Vermont is governed by the Board which is committed to sound corporate governance practices.  The Board regularly reviews corporate governance developments and modifies the charters, guidelines, and practices as warranted.  Some of our corporate governance initiatives include the following actions:

➢ the Board established an Enterprise Risk Management ("ERM") Process which provides that the Board receives quarterly reports on financial and operating risks
➢ the Audit, Compensation, and Corporate Governance Committees have each reviewed their respective Charters;
➢ the Board and each of the Committees have met in regularly scheduled non-management executive sessions;
➢ the Audit Committee has met in private sessions with our internal and external auditors at each regularly scheduled meeting;

➢ the Compensation Committee has met in private sessions with its compensation consultant in regularly scheduled meetings;
➢ the Board's Corporate Governance Guidelines and Director Selection Search Protocol have been reviewed and updated;
➢ the Company reviewed its Corporate Ethics and Conflict of Interest Policy which includes an Anonymous
Complaint Reporting System;
➢ the Board reviewed its Director Communication Policy and Process;
➢ each Director and Officer has completed a D&O Questionnaire and Conflict of Interest Certification which requires disclosure of any transactions with the Company in which a director or officer, or any member of his or her immediate family, has a direct or indirect material interest;
➢ the Board has reviewed its director independence criteria and determined that all of its members, and the
Director nominees for election in 2009, with the sole exception of Robert H. Young who is President and
CEO of the Company, meet the "director independence" requirements of Section 10A of the Securities
Exchange Act of 1934, the New York Stock Exchange Listing Standards, and any other applicable regulatory authority;
➢ the Company has a corporate Website which discloses all of the documents noted above; and
➢ the Board members have taken part in annual board and committee assessments.

Our Board and its standing Committees will continually review our corporate governance practices and update them, as appropriate.

Corporate Governance Documents

The documents listed below guide us in how we conduct our business and are available on our Website: www.cvps.com, by selecting "Corporate Governance" from the "About Us" menu.  Copies of these documents are also available in print format at no charge by sending a request to Central Vermont Public Service Corporation, Attn: Assistant Corporate Secretary, 77 Grove Street, Rutland, Vermont 05701.

• By-laws
• Board of Directors Committee Membership
• Audit Committee Charter
• Compensation Committee Charter
• Corporate Governance Committee Charter
• Corporate Governance Guidelines
   Addendum A - Director Communication Policy and Process
• Corporate Governance Director Selection Search Protocol
• Director Orientation and Continuing Education
• Corporate Ethics and Conflicts of Interest Policy 1-8A
• Reporting Internal Accounting Complaints

Corporate Governance Guidelines and Director Selection Search Protocol

In accordance with the Corporate Governance Guidelines and the Director Selection Search Protocol, the Board has developed a group of criteria to describe the qualities and characteristics that are desired for the Board as a whole.  The complete statement of criteria can be found in the Corporate Governance Guidelines.  Please visit our Website for additional information.  Qualified candidates will have ample experience and a record of business success and leadership, but in general will have:

• financial expertise;
• substantial experience outside the business community;
• a view that represents the best interests of the Company's stakeholders;
• the highest personal character and integrity; and
• substantial and significant experience that is of particular importance to the Company.

Communication to the Board

Central Vermont has formalized the policy and process to communicate concerns to the Board or to the lead director or non-management directors as a group.  Individuals may write to the Board in care of the Company's Corporate Secretary's Office at 77 Grove Street, Rutland, Vermont 05701, Attn. Board of Directors - Communications, or e-mail the Board at the Corporate Secretary's e-mail address, corpscty@cvps.com with the subject description "Communications."  Please visit our Website for additional information.

Routine correspondence is handled by the Corporate Secretary's Office or forwarded to the appropriate department for response.  Communications regarding our financial statements, accounting practices, internal controls, or auditing matters will be processed in accordance with the Code of Ethics described below.  The Company's "whistleblower" policy prohibits Central Vermont or any of our employees from retaliating or taking any adverse action against anyone for raising a concern (See Code of Ethics below).

Code of Ethics

Our Corporate Ethics and Conflict of Interest Policy 1-8A ("Policy"), our Code of Ethics which is applicable to all directors, officers, and employees, embodies our principles and practices relating to ethical conduct.  The Policy is available on our Website.  The Policy is available in print to any stockholder who requests it.  The Policy also contains an Anonymous Complaint section which establishes a way for employees, stockholders, and other interested parties to submit confidential and anonymous reports:

• concerns relating to the Company's accounting, internal controls, or auditing matters can be submitted anonymously and confidentially by calling 1-888-883-1499;
• concerns relating to the Company's accounting, internal accounting controls, or auditing matters will be referred to members of the Audit Committee;
• other concerns will be referred to the Chair of the CVPS Board of Directors or other Board Committees, as appropriate;
• all complaints will be processed by the Risk Oversight and Compliance Committee; and
• written acknowledgement will be sent from the Risk Oversight and Compliance Committee upon receipt of a complaint or concern.

We intend to disclose any amendment to, or waiver from, a provision of our code of ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer that relates to any element of the Code of Ethics definition enumerated in Item 406 of Regulation S-K by posting such information on our Website.  As more particularly described above in the Corporate Governance Documents section, our Website address is www.cvps.com.

Board Independence

The Board has affirmatively determined that all of our directors, except for Mr. Young, are "independent" directors, with independence being defined consistent with the NYSE rules regarding director independence.

The Board has designated the Chair of the Board, who is a non-employee director, to serve as the lead director in the non-management executive sessions.

In affirmatively determining whether a director is "independent," the Board relied, largely, upon the NYSE rules, which generally provide that:

a) a director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- or mother-in-law, son- or daughter-in-law, brother- or sister-in-law and anyone, other than a domestic employee, sharing the director's home) is an executive officer of Central Vermont, would not be independent for a period of three years after termination of such relationship;

b) a director who receives, or whose immediate family member receives as an executive officer of the Company, more than $120,000 per year in direct compensation from the Company, except for certain permitted payments, would not be independent for a period of three years after ceasing to receive such amount;

c) a director is not independent if (1) the director is a current partner of, or has an immediate family member who is a current partner of the Company's internal or external auditor, (2) the director is a current employee of the Company's internal or external auditor, (3) the director has an immediate family member who is a current employee of the Company's internal or external auditor and such family member participates in the firm's audit, assurance or tax compliance practice or, (4) the director or an immediate family member was within the preceding three years a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time;

d) a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on the other company's compensation committee would not be independent for a period of three years after the end of such relationship; and,

e) a director who is an executive officer or employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, would not be independent until a period of three years after falling below such threshold.

In addition to these standards, the Board has adopted a general standard that no director will be considered independent who has any other material relationship with the Company that could interfere with the director's ability to exercise independent judgment.  Our Corporate Ethics and Conflict of Interest Policy requires that our directors, officers, and employees fully disclose to and receive pre-clearance from the Board prior to serving as a director, officer, partner, or consultant with any organization doing business with us if that organization is significant to the Company.  The Board exercises appropriate discretion in identifying and evaluating the materiality of any relationships directors (and officers or employees) may have with the Company.

The Board, in applying the above-referenced standards, has affirmatively determined that all of our current directors listed below are independent and have no relationship with the Company, except as directors and stockholders of the Company and are independent within the meaning of the NYSE standards currently in effect:

Robert L. Barnett Robert G. Clarke Bruce M. Lisman Mary Alice McKenzie	William R. Sayre Janice L. Scites William J. Stenger Douglas J. Wacek

Monitoring and Review

The Board monitors independence status twice a year.  On an annual basis, each director and executive officer is required to complete a Director and Officer Questionnaire ("D&O Questionnaire") which requires disclosure of any transactions with the Company in which the individual, or any member of his or her immediate family, may have a direct or indirect material interest.  Both the Audit and Corporate Governance Committees review and discuss the results of this questionnaire and make recommendations to the full Board.  When assessing the "materiality" of a director's relationship with the Company, the Board considers all relevant facts and circumstances, including the responses in the D&O Questionnaire, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm's length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.  Similarly, the Audit Committee also reviews and discusses a mid-year Conflict of Interest report using the previously described process.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest and all related party transactions as described in the Board Independence section above.

In the course of their reviews, the Audit Committee determined that Central Vermont has transactions in the ordinary course of business with unaffiliated corporations of which some non-employee directors are officers or directors.  Mr. Young is on the Chittenden Bank board of directors and Chittenden Bank acts as our depository.  Mr. Clarke is on the board of directors of TD Banknorth Group, Inc. and TD Bank, N. A.   Central Vermont uses TD Banknorth Group, Inc. as a depository and TD Wealth Management, a division of TD Bank, N.A., acts as Trustee of Central Vermont's Rabbi Trust.  Mr. Sayre is a part owner of the A. Johnson Lumber Co. which receives electric service from Central Vermont under a regulated tariff.  These transactions do not violate the Board's independence standards described above under Corporate Governance Matters - Board Independence.  The Company determined that all of the transactions were conducted in the ordinary course of business, at arm's length, and, in the case of the A. Johnson Lumber Co., at prices and on terms customarily available under the Company's duly filed tariffs.

During the last fiscal year, Central Vermont or its wholly owned subsidiaries or affiliates did not engage in any transaction in which the amount involved exceeded $120,000 and in which any of our directors, any nominee for director, or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, nor was any director or executive officer or any of their family members indebted to us or any of our subsidiaries in any amount in excess of $120,000 at any time.

Board and Committee Meetings

During 2008, the Board held seven regular meetings which included regularly scheduled executive sessions without management participation, and six special telephone meetings.  The Board selected the Chair to preside at each of the non-management executive sessions.  In addition, the Board held four telephone information sessions.  Central Vermont has standing Executive, Audit, Compensation, and Corporate Governance Committees.  Members of these Committees are appointed by the Board.  These Committees facilitate and assist the Board in the execution of its responsibilities.  Please visit our Website for additional information.

The Board's committees met in 2008 as follows: Executive Committee, one meeting; Audit Committee, eight meetings; Compensation Committee, six meetings; and, Corporate Governance Committee, five meetings.  Each director attended at least 84% of the aggregate of all meetings of the Board and Committees of which he or she was a member.  In accordance with our Corporate Governance Guidelines, each director is expected to attend the Annual Meeting.  All of our current directors attended the 2008 Annual Meeting.

On the date of this Proxy Statement, the members of the Board, and the Committees of the Board on which they serve, are identified below.  The Board has determined that all of our non-employee directors are independent and financially literate.

	Audit Committee	Compensation Committee	Corporate Governance Committee	Executive Committee
Outside Directors Independent
Mary Alice McKenzie, Chair (1)		X	X	Chair **
Robert L. Barnett		Chair	X
Robert G. Clarke	Chair *		X	X
Bruce M. Lisman		X	Chair
William R. Sayre	X
Janice L. Scites	X
William J. Stenger		X
Douglas J. Wacek	X *
Inside Director
Robert H. Young (2)				X **

(1) Ms. McKenzie is entitled to attend Audit Committee meetings as Chair of the Board, although she is not a designated member of the committee.

(2) If requested by the Audit, Compensation or Corporate Governance Committees, Mr. Young may also attend any of the committee meetings.

*   Audit Committee Financial Expert

** Membership required by the By-laws.

Executive Committee

The Executive Committee, which is comprised of independent directors and our CEO, has substantially all the powers of the Board in the management of the business and affairs of the Company between meetings of the Board.  The Committee acts for the Board when formal Board action is required between meetings in connection with matters already approved in principle by the full Board or to fulfill the formal duties of the Board.  The Executive Committee's responsibilities are described in our By-laws.  Please visit our Website for additional information.  The Chair of the Executive Committee reports to the Board after each Executive Committee meeting.

Audit Committee

The Audit Committee, which is comprised of independent directors, assists the Board in fulfilling its oversight responsibilities for financial matters.  The Audit Committee's responsibilities are discussed in detail in the Audit Committee Charter attached to this Proxy Statement as Appendix C.  Please visit our Website for additional information.  The Committee's responsibilities include, among other duties, to:

• review and report to the Board after each Audit Committee meeting on the findings and recommendations of the Company's independent registered public accountants;
• review and report on the Company's internal audit procedures;
• review and report on examinations by regulatory authorities;
• review and report on matters having a material effect on Central Vermont's financial operations; and
• review updates on emerging accounting and auditing issues provided by the independent registered public accountants and management to assess their potential impact on the Company.

Additionally, the Committee has ultimate authority and responsibility to appoint, retain, compensate, and evaluate, and where appropriate, replace the independent registered public accountants.  The Chair of the Audit Committee reports to the Board after each Audit Committee meeting.

The Board has determined that all of the Audit Committee members are independent within the meaning of SEC regulations and the listing standards of the NYSE and at least two members, Messrs. Clarke and Wacek, qualify as "Audit Committee Financial Experts" as defined by the SEC regulations.  None of its members serve on more than three audit committees of publicly traded companies.  The Audit Committee Report can be found at page 20.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Barnett, Lisman, and Stenger and Ms. McKenzie.  In 2008 only independent directors served on the Compensation Committee.  None of those Committee members who served during 2008 has ever served as an officer or employee of Central Vermont, its subsidiaries or affiliates.  None of our executive officers serve as a member of the board of directors or compensation committee of any company that has an executive officer serving on our Board of Directors or Compensation Committee.  Mr. Young, who serves as President and Chief Executive Officer, is not a member of the Compensation Committee and cannot vote on matters decided by that Committee.  Mr. Young has participated in the discussions and decisions regarding salaries and incentive compensation for executive officers of the Company reporting to him.  However, Mr. Young has been excluded from discussions regarding his own salary and incentive compensation.

Compensation Committee

The Compensation Committee is responsible for reviewing and making decisions or recommendations to the Board concerning the compensation of executive officers and directors of Central Vermont.  The Compensation Committee has a written charter which details its role and responsibilities.  Please visit our Website for additional information.  The Compensation Committee regularly evaluates its Charter in order to ensure timely compliance with regulatory requirements.  The fundamental responsibilities of our Compensation Committee are to:

• review the executive compensation levels and recommend base salary, annual incentive and long-term incentive opportunity levels for executive officers to the Board for their approval;
• administer annual CEO performance evaluation;
• review the CEO evaluations of the other executive officers' annual performance;

• propose the level of payout for individual performance in the annual incentive plan to the Board for their approval;
• conduct an annual performance evaluation of the Compensation Committee's activities and periodic assessment of the adequacy of its Charter;
• review and propose the design of the benefit programs which pertain to executive officers of the Company and recommend to the Board for their approval;
• propose changes to or adoption of qualified benefit plans to the Board for their approval;
• determine executive officer employment agreements, severance arrangements, and change-in-control provisions/agreements, in each case as, when, and if appropriate, and any special supplemental benefits;
• review director compensation guidelines and levels and recommend to the Board for their approval; and
• monitor stock ownership status and guidelines for officers and directors.

The Compensation Committee annually reviews and approves corporate goals and objectives with respect to total direct compensation such as base salary and incentive performance plans (both annual and long-term), of the CEO and other executive officers, evaluates their performance against these goals and objectives and sets the executive officers' total compensation.  The processes and procedures in this regard are detailed in the Compensation Discussion & Analysis (the "CD&A") beginning on page 26.  Our full Board makes the final decisions regarding CEO direct compensation.  The Chair of the Compensation Committee reports to the Board after each Compensation Committee meeting.  The Compensation Committee Report can be found at page 36.

Role of Compensation Committee Consultant

The compensation consulting firm used by the Compensation Committee is Mercer Human Resource Consulting ("Mercer").  Mercer is retained directly by the Compensation Committee and has helped the Compensation Committee develop an appropriate agenda for performing the Compensation Committee's responsibilities.  Mercer does not conduct any other work for the Company.  In this regard, Mercer advises and assists the Compensation Committee to:

• determine the appropriate objectives and goals of our executive and director compensation programs;
• design compensation programs that fulfill those objectives and goals;
• establish external and internal equity of our executive officers' total compensation and the primary components of that compensation;
• evaluate the effectiveness of our compensation programs;
• identify appropriate pay positioning strategies and pay levels in our executive compensation program; and
• identify comparable companies and compensation surveys for the Compensation Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program.

The Compensation Committee has retained Mercer as an outside advisor to provide information and objective advice regarding executive compensation.  However, all of the decisions with respect to our executive compensation are made by the Compensation Committee and the Board.  Mercer may, from time to time, contact our executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Compensation Committee that our executive officers also receive.

The Compensation Committee has also retained Towers Perrin to serve as actuarial and benefits consultant.

Corporate Governance Committee

The Corporate Governance Committee, which is comprised of independent directors, considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping the corporate governance of the Company.  As part of its duties, it reviews potential candidates and recommends nominees for directors to the Board for approval, assesses the size, structure and composition of the Board and its committees and coordinates Board and committee self-assessments.

The Corporate Governance Committee acts as the screening and nominating committee and will consider recommendations by the stockholders for nomination as directors.  The Committee may use the services of a professional search firm.  The same process is used for all candidates regardless of the source of the nomination.  The Corporate Governance Committee has a written charter which details its role and responsibilities.  Please visit our Website for additional information.  The fundamental responsibilities of our Committee are to:

• provide the Board with quarterly reports relating to business risk per the Enterprise Risk Management  process;
• develop qualifications and criteria for selecting and evaluating director-nominees;
• consider and propose director-nominees for election at the Annual Meeting of Stockholders;
• select candidates to fill Board vacancies as they may occur;
• make recommendations to the Board for Committee membership;
• review and monitor corporate governance guidelines and procedures;
• consider independence of each director and nominee for director;
• advise the Board regarding the adoption of Central Vermont's policies and programs related to Corporate
Governance issues; and
• administer the Board and the Corporate Governance Committee's self-assessment and share the results with the full Board for discussion and delineation.

The Chair of the Corporate Governance Committee reports to the Board after each Committee meeting.

Director Orientation and Continuing Education

All new directors are given an orientation program, including briefing sessions from members of senior management on Central Vermont's accounting policies, financial reporting, operations, industry practices, and key regulatory issues.  We also provide additional formal and informal continuing education opportunities to directors that include corporate governance issues, utility accounting, power supply operations and strategy, executive compensation, strategy reviews, visits to Company facilities, and business briefings.

AUDIT COMMITTEE MATTERS

Audit Committee Membership

All members of the Audit Committee are independent as defined in the NYSE listing standards applicable to Audit Committee members.  The Board has determined that Messrs. Robert G. Clarke and Douglas J. Wacek are the designated audit committee financial experts as defined under the rules of the SEC.

Audit Committee Report

The Audit Committee reviews the Company's financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process,

including the systems of internal control and disclosure controls.  In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants.  Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent registered public accountants, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent registered public accountants report to the Audit Committee and the Chair of the Audit Committee reports to the Board at each regularly scheduled meeting, or as necessary.  The Audit Committee has the sole authority to appoint (subject to stockholder ratification) and to terminate the engagement of the independent registered public accountants.

The Audit Committee has discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees), as amended by SAS 89 and 90, and by Rule 2-07 of Regulation S-X, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and has discussed with the independent registered public accountants their independence from the Company and its management.  In concluding that the independent registered public accountants are independent, the Audit Committee determined, among other things, that the non-audit services provided by Deloitte & Touche LLP (as described below) were compatible with their independence.  Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted policies to avoid compromising the independence of the independent registered public accountants, such as prior Audit Committee approval of non-audit services and required audit partner rotation.

The Audit Committee discussed with the Company's internal auditors and independent registered public accountants the overall scope and plans for their respective audits including internal control testing under Section 404 of the Sarbanes-Oxley Act.  The Audit Committee periodically meets with the internal auditors and independent registered public accountants, with and without management present, and in private sessions with members of senior management (such as the Chief Financial Officer, Controller, and the Director of Internal Audit) to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.  The Audit Committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.  We have also appointed the Company's independent registered public accountants, subject to stockholder ratification, for 2009.

AUDIT COMMITTEE MEMBERS: Robert G. Clarke, Chair William R. Sayre Janice L. Scites Douglas J. Wacek

Services Performed by the Independent Registered Public Accountants

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy that sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accountants may be pre-approved.  These services may include audit services, audit related services, tax services, and other services.

The Audit Committee determines from time to time permitted services that have their general pre-approval.  Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget and annual review.  The Chief Financial Officer reviews all requests for services to be provided by the independent registered public accountants to determine whether such services are included within the list of services that have received the general pre-approval or requires specific pre-approval by the Audit Committee.  The Chief Financial Officer shall consult as necessary with the Chair of the Audit Committee in determining whether any particular service has been pre-approved.

At each regularly scheduled Audit Committee meeting the Chief Financial Officer presents a report summarizing the services performed by the independent registered public accountants for the year.  Audit-related services in the amount of $2,000 for 2008 and $18,000 for 2007 and Tax services in the amount of $0 for 2008 and $8,105 for 2007 were provided through the general pre-approval process.  The Audit Committee has determined such services are consistent with SEC rules on auditor independence.  A service which has not received general pre-approval will require specific pre-approval by the Audit Committee before the service can be provided by the independent registered public accountants.  The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee, who must report to the Audit Committee at its next scheduled meeting any services so approved by him.  All services performed by the independent registered public accountants had been pre-approved under the general pre-approval process or under the specific pre-approval process.

The Audit Committee pre-approves all services performed by the independent registered public accountant, in part to assess whether the provision of such services might impair the independent registered public accountant's independence.  The Audit Committee's policy and procedures are as follows:

• The Audit Committee approves the annual Audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. The Audit Committee may also pre-approve other audit services, which are those services that only the independent registered public accountant reasonably can provide.  Since 2004, audit services have included internal controls attestation work under Section 404 of the Sarbanes-Oxley Act.

• Audit-related services are assurance and related services that are reasonably related to the performance of the audit, and that are traditionally performed by the independent registered public accountant.  The Audit Committee believes that the provision of these services does not impair the independence of the independent registered public accountant.

• Tax services. The Audit Committee believes that, in appropriate cases, the independent registered public accountant can provide tax compliance services, tax planning, and tax advice without impairing the auditor's independence.

• The Audit Committee may approve Other services to be provided by the independent registered public accountant if (i) the services are permissible under SEC and Public Company Accounting Oversight Board rules, (ii) the Audit Committee believes the provision of the services would not impair the independence of the independent registered public accountant, and (iii) management believes that the auditor is the best choice to provide the service.

For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the registered public accountant.

After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

Independent Registered Public Accountant Fees

The following table shows the fees incurred for services rendered by Deloitte & Touche LLP, the Company's independent registered public accountant, in 2008 and 2007.  All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy.

	Fiscal Year Ended
	2008	2007
Audit Fees (1)	$996,900	$1,080,600
Audit Related Fees (2)	90,800	87,000
Tax Fees (3)	14,800	250,900
All Other Fees (4)	0	300
Total Fees	$1,102,500	$1,418,800

(1) Includes annual audit of financial statements including Sarbanes-Oxley 404 attestation, review of quarterly financial statements, and other services normally provided by the independent registered public accountant in connection with statutory and regulatory filings.

(2) Includes fees for attestation service as required for a comfort letter and consent related to a filing with the SEC.

(3) Includes fees for tax planning and tax consulting.

(4) Includes fees related to training presented by Deloitte & Touche LLP.

In considering the nature of the services provided by the independent registered public accountants, the Audit Committee determined that such services are compatible with the provision of independent audit services.  The Audit Committee discussed these services with the independent registered public accountants and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002.

Directors' Compensation

The Compensation Committee annually reviews the directors' compensation and makes its recommendation to the full Board for approval.  The Compensation Committee believes that the directors' compensation is aligned with Central Vermont's performance on both a short-term and a long-term basis and that our compensation philosophy assists in attracting and retaining qualified individuals to serve as directors.  In order to determine the appropriate level and structure of director compensation, the Compensation Committee hired an independent consultant, Mercer, as described in the Corporate Governance Matters section entitled "Role of the Compensation Committee Consultant" on page 19, to obtain advice and information on how to structure a compensation package for Directors.

In considering Board compensation, the Compensation Committee used information regarding pay practices at other public utility companies.  In determining the reasonableness of compensation, the Committee was provided with compensation levels of directors of those companies described in the "Benchmarking" section of the CD&A Discussion on page 29.  In setting the Boards' compensation, the Compensation Committee considered the significant amount of time that directors spend fulfilling their duties and the skill level required of Board members.

The key elements of Central Vermont's non-employee director compensation are:

• a cash retainer;
• equity-based grants; and
• Board Chair and Committee Chair cash retainers.

It is the Board's practice to provide a mix of cash and equity-based compensation that it believes aligns the interests of the Board and Central Vermont's stockholders.  Directors are subject to a minimum share ownership requirement of 4,000 shares of stock as described below.

After a review of the foregoing, the Compensation Committee recommended that all non-employee directors be compensated for the fiscal year-ended 2008 as follows:

Annual cash retainer as Chair of the Board of Directors	$35,000
Annual cash retainer as a director	$15,000
Annual Common Stock retainer as a director	$27,500
Annual cash retainer as member of Executive Committee	$ 500
Annual cash retainer as Chair of Audit Committee	$ 7,000
Annual cash retainer as Chair of Compensation Committee	$ 5,000
Annual cash retainer as Chair of any other standing Committees	$ 3,000
Fee for each meeting of the Board of Directors and of each Committee attended	$ 1,000
Fee for each telephone meeting attended	$ 500
Reasonable expenses	---

As CEO, Mr. Young receives no compensation for serving on the Board or any of its Committees.

Directors are compensated in two installments (both cash and equity components of the retainer) paid as close as practicable to the last business day of April and October.  Stock is issued only in whole shares and any remaining balance is paid in cash.

As noted in footnote 2 to the Directors' Compensation Table all of the directors were awarded Common Stock on April 30, 2008 and October 31, 2008.

Stock Option Plan for Non-employee Directors

Effective January 2006, we eliminated stock options for non-employee directors.  Prior to 2006, options were granted the day following the Annual Meeting.  The options were granted at a fixed number of 2,500 from 2004 to 2005.  Optioned shares are reflected in the individual stockholdings of the directors set forth under "Security Ownership of Management" on page 10.  All stock options are exercisable at a fixed price equal to the Fair Market Value ("FMV"), or if no sale takes place on such date, the average of the bid and asked prices on such date, of the Common Stock on the date the option is granted.

Stock Ownership Requirements

The Corporate Governance Guidelines currently require directors to own at least 4,000 shares of Central Vermont's Common Stock within five (5) years of election.  This level represents a dollar value of approximately 3.5 times their annual stock retainer.  Each of our current directors meets the requirement with the exception of Messrs. Sayre and Stenger who were elected in May 2006 and Mr. Wacek who was appointed to the Board in May 2006.  Messrs. Sayre, Stenger, and Wacek have until 2011 to comply with the stock ownership requirement.  Mr. Young meets the stock ownership guidelines for executive officers as described on page 35.  The stock ownership guidelines and director holdings are reviewed annually by the Compensation Committee.

Contracts

Each director is a party to an indemnification agreement that assures a director of indemnification and advancement of expenses to the fullest extent permitted under Vermont Law and our Articles of Association.

Deferred Compensation Plan Other Benefits

Certain of the directors have elected to defer receipt of all or a portion of their retainers pursuant to the Deferred Compensation Plan for Officers and Directors of Central Vermont Public Service Corporation (the "Deferred Compensation Plan"), as described in the CD&A under the section entitled "Deferred Compensation" on page 33.  Deferred compensation is included in the appropriate column in the Directors' Compensation Table (b) and/or (c) as earned but has not yet been paid.

DIRECTORS' COMPENSATION TABLE The following table summarizes the compensation paid by the Company to our non-employee directors during 2008.

(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)
Name	Fees earned or paid in cash ($) (1)		Stock Awards ($) (2)		Options Awards ($) (3)	Non-Stock Incentive Plan Compen- sation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Robert L. Barnett	$40,000	(4)	$27,500	(4)	$0	$0	$0	$0	$ 67,500
Robert G. Clarke (5)	46,528	(4)	27,472		0	0	0	0	74,000
Bruce M. Lisman	37,500	(4)	27,500	(4)	0	0	0	0	65,000
Mary Alice McKenzie (5)	77,600	(4) (6)	27,500	(4)	0	0	0	0	105,100
William R. Sayre (5)	34,028		27 472		0	0	0	0	61,500
Janice L. Scites	37,128	(6)	27,472		0	0	0	0	64,600
William J. Stenger	29,000		27,500	(4)	0	0	0	0	56,500
Douglas J. Wacek	35,000	(4)	27,500	(4)	0	0	0	0	62,500

Note: Mr. Young is an employee-director. His compensation is reflected in the Summary Compensation Table.

(1)	Includes meeting fees, cash portion of Annual Retainer(s), and Chair retainers.
(2)
On April 30 and October 31, 2008 all eligible directors were granted their annual stock retainers at a total value of $27,472.  The total number of stock awards issued to non-employee Board members in 2008 was 3,891 shares which does not include stock retainers values deferred.

(3)
As described in the CD&A, the practice of granting stock options was eliminated effective January 2006.  Each currently seated non-employee director has the following number of stock options outstanding: Mr. Barnett, 2,500 shares, Messrs. Clarke and Lisman, 5,000 shares.  Mses. McKenzie and Scites, and Messrs. Sayre, Stenger, and Wacek do not hold stock options.  The total number of non-employee director stock options outstanding at fiscal year end was 12,500.

See Note 8 - Share-Based Compensation of Notes to Consolidated Financial Statements for discussion of assumptions made by us in determining grant date fair value and compensation costs of our equity awards.

(4)
Includes deferred compensation in 2008 as follows: for Mr. Barnett $47,500, for Mr. Clarke $22,500, for Mr. Lisman $45,500, for Ms. McKenzie $42,500, for Mr. Stenger $27,500, and for Mr. Wacek $42,500.

(5)
The following amounts are not included in the Directors' Compensation Table above and are paid by our affiliate, Vermont Electric Power Company ("VELCO") to the four directors (Mr. Clarke, Ms. McKenzie, Mr. Sayre, and Mr. Young) representing Central Vermont on their Board.  Mr. Young is an employee-director and his VELCO compensation is reflected in his base salary in the Summary Compensation Table. Directors of VELCO are paid an $8,000 annual retainer plus $1,000 for each meeting attended in person and $500 for meetings attended via phone; for additional meetings held the same day, directors are paid $500 if attended in person and $250 if attended via phone.  The Chair of the VELCO Board of Directors, Mr. Clarke, also receives an annual retainer of $38,500.

(6)
Includes amounts paid by Eversant Corporation, a wholly-owned subsidiary of CVPS, to its two non-employee directors who served on the Board of its affiliate The Home Service Store, Inc., of an $3,600 annual retainer plus $1,000 for each meeting attended in person and $500 for each meeting attended via telephone.  Central Vermont sold its interest in The Home Service Store, Inc. in 2008.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis ("CD&A") addresses the following topics:

• overview of the Compensation Committee;
• our compensation philosophy, policies and objectives;
• setting executive compensation;
• the elements of our executive compensation program;
• our compensation decisions and reasoning for 2008 and for the first quarter of 2009; and
• our benefits, stock ownership guidelines, and tax matters.

Overview of Compensation Committee

The Compensation Committee of the Board of Directors is comprised of four directors, all of whom are independent directors under the standards established by the NYSE, all of whom qualify as an "outside director" pursuant to the criteria established by the Internal Revenue Service, and as a non-employee "director" pursuant to criteria established by the SEC.  The Compensation Committee operates under a written charter adopted by the Board and reviewed annually.  The Compensation Committee's role and responsibilities are fully described in the Corporate Governance Matters section of the Proxy Statement.

Committee Meetings

The Compensation Committee Chair works with the outside compensation consultants ("consultant") and representatives from our Human Resources Department ("HR") to establish the meeting agenda.  Typically, Compensation Committee meetings include the consultants, representatives from HR, and the CEO.  The Compensation Committee regularly meets in executive session without Company management.

Each member receives and reviews detailed materials in advance of each meeting.  These materials include information that the Chair, consultant, and HR representatives believe will be helpful to the Compensation Committee (such as compensation benchmarking and performance trends for CVPS and other companies) as well as materials that have been specifically requested by the Compensation Committee and are prepared by the consultant and HR representatives.  The CEO provides information related to the performance of the executive officers and may also recommend base salary increases within guidelines established by the Compensation Committee and Board in consultation with our consultants as mentioned below.  Management provides recommendations regarding incentive plan designs and long-term strategic outcomes, related strategies, and performance measures for the Compensation Committee's consideration.

Committee Consultants

The Compensation Committee has been using independent outside compensation consultants for executive compensation for over 17 years.  In 2004, the Compensation Committee solicited proposals to choose a new outside compensation consultant.  At that time, the Compensation Committee chose Mercer Human Resource Consulting ("Mercer") to advise it on executive and director compensation to ensure our pay practices are generally aligned with prevailing industry standards.  Mercer presents information on general and electric utility industry compensation trends, in addition to the benchmarking described below.  The Committee exercises its independent judgment utilizing this information as background.  See Corporate Governance Matters section entitled "Role of Compensation Committee Consultant" on page 19.  With the assistance of its consultant, the Compensation Committee reviews its plans each year to assure that it competitively pays and rewards executives and directors to act in the best interest of the stockholders, customers, employees, and constituents.  Mercer reports directly to the Compensation Committee and does not do any other work for the Company.  (However, the Company purchases a number of salary surveys for non-executive positions including some from Mercer.)  Mercer's role is augmented by Towers Perrin, who is the Company's benefit consultant and actuary.  Towers Perrin reports to the Compensation Committee on executive benefit matters including the design of the change-in-control and of the retirement programs.

Committee Effectiveness

On an annual basis there is a formal review of the performance of the Compensation Committee and the effectiveness of our compensation program in obtaining desired results.  Performance is evaluated using an anonymous survey completed by the Compensation Committee members and compiled by the Corporate Secretary's Office.  A summary of the results is then reviewed by the Compensation Committee to understand any gaps between the actual and desired results.  Compliance with the Compensation Committee charter is also monitored annually.

Our Compensation Philosophy, Policies and Objectives

As a publicly held, regulated electric utility company the ultimate objectives of our organization are enhancing stockholder value and providing excellent customer service and reliability as cost-effectively as possible by continually improving our processes and performance.  In order to meet these objectives, it is critical that we be able to attract, motivate and retain highly talented, engaged and safety-minded employees at all levels of the organization who are committed to our core values: Seize Opportunities; Talk Straight; and Deliver!  The Committee believes that an effectively designed compensation program should help achieve these goals by enabling us to:

• align the interests of our executive officers with the interests of stockholders, customers, and employees;
• recruit the best talent for our jobs;
• retain high-performing employees by strongly rewarding exceptional performance;
• encourage executives to develop their skills and abilities; and
• encourage and support employee performance and decisions that strengthen the Company financially and strategically, including enhancing customer service and reliability.

Our executive compensation program rewards the achievement of specific strategic annual and long-term goals set by the Board.  The following principles influence and guide the Committee's compensation decisions which are considered in totality when reviewing total compensation:

• We Focus on Outcomes Related to Our Strategic Plan - Performance measures are tied to achievement of outcomes targeted by our strategic plan, including our "vital few" objectives to:

- make scheduled progress on system and technology initiatives to meet customer rising expectations and surpass SERVE standards (a comprehensive set of customer service reliability and safety standards approved by our regulators) at the lowest possible cost;
- return to investment grade no later than the end of 2010;
- develop future power supply alternatives in 2009 as a basis for consensus building with the public, regulators and other utilities;
- respond to emerging workforce challenges through comprehensive succession planning and enhanced recruitment; and
- develop and implement methods to improve our working relationship with the Department of Public Service as a vital customer.

• Compensation Should be Competitive but also Reasonable and Responsible - It is essential that the Company's overall compensation levels reflect the value of the job in the marketplace and be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results without taking undue risk.  At the same time, however, we believe that compensation should be set at a responsible level.  Our executive compensation programs are intended to be consistent with the Company's constant focus on balancing cost, performance and risk.

• We Believe in a Pay-for-Performance Culture - At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance.  This philosophy has guided many compensation-related decisions:

- a substantial portion of executive officer compensation is contingent on, and variable with, achievement of short- and long-term corporate objectives and/or individual performance objectives;
- the Compensation Committee annually reviews the specific measures, weights, and level of stretch for each of our performance measures compared to historic performance and other utilities.  The goal is to provide increasing levels of stretch or difficulty as appropriate while maintaining a balance between types of measures,
e.g., financial and customer;
- our incentive measures are set and monitored consistent with the Company's Enterprise Risk Management
Program;
- 100% of our long-term compensation is performance based and pays out in the form of performance shares of CVPS Common Stock, which only pay out when pre-defined and objective measurable performance criteria are achieved;
- we do not have any special employment or severance agreements with any of our executive officers.  (However, executive officers do have Change-In-Control ("CIC") Agreements (see "Change-In-Control" section on page 34 for further explanation) and are covered under the Company's Layoff Policy which covers all employees);
- we regularly monitor the relationship between executive pay levels and corporate performance at Central Vermont compared to other electric utilities; and
- due to a difficult year in 2005, 2006 salaries were reduced by 10% for the CEO and 5% for other executive officers and remain below median benchmarks.

• Compensation and Performance-Based Pay Reflect Position and Responsibility - Total compensation and accountability generally increase with higher position and greater responsibility because those individuals are more able to affect the Company's results.  Consistent with this philosophy:

- total compensation is higher for individuals with greater responsibility and greater ability to influence the Company's achievement of targeted results and strategic initiatives;

- as position and responsibility increases, a greater portion of the executive officer's total compensation is performance-based pay, contingent on the achievement of performance objectives; and
- equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on achieving key long-term objectives and Total Shareholder
Return.

This is shown by the percentage of overall compensation for 2008 for fixed versus variable pay based on performance at target levels for each level of officer.

	% Fixed	% Variable (at target) based on performance		Target Compensation
	Base Salary	Annual Plan	Long-Term Plan	Total
Chief Executive Officer	46%	23%	31%	100%
Senior Vice President	58%	18%	24%	100%
Vice President	63%	16%	24%	100%

• Compensation Disclosures are Clear and Complete - We believe that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed in plain English.  We believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how much our executives are paid.

Setting Executive Compensation

Determining Total Targeted Compensation Levels

We are guided by the compensation philosophy described above to establish targeted total compensation levels for each executive officer.  Total compensation is comprised of base salary, an annual Management Incentive Plan ("MIP") and a three-year long-term incentive plan ("LTIP").  The level of each component of compensation is determined by the Compensation Committee based on a variety of factors as described below including the comparison of base salaries, total target and actual cash compensation (base salary plus target or actual annual incentives), and total target and actual compensation (total cash compensation plus the present value of long-term incentive grants of contingent performance shares of CVPS Common Stock) to the market through our annual benchmarking process.

Benchmarking

It is the policy of the Compensation Committee to recommend total compensation (by component) for approval by the full Board for the CEO and other officers that approaches with discretion the 50th percentile or less of compensation of similar positions in energy companies, adjusted to reflect the size of the Company as represented by revenues.  Currently, all of the executive officers compensation is below the 50th percentile.  Although we recognize that our compensation practices must be competitive in the marketplace, we do not believe that it is appropriate to establish compensation levels solely based on benchmarking.  The Committee applies discretion considering historical compensation levels, the relative compensation levels among the Company's executive officers, and individual performance.  The Committee also considers industry conditions, the financial strength of the Company, and the overall effectiveness of our compensation program in achieving desired performance levels.

During the annual benchmarking process, we review the compensation levels of our executive officers against two primary external benchmarks identified by our outside compensation consultant, Mercer - see section on "Committee Consultants" for more details.  Mercer then provides us with information regarding compensation programs and compensation levels at the 25th, 50th, and 75th percentile of the two external benchmarks, described below.

The first benchmark is a study group of public utility companies.  The companies in this group are: Cleco Corporation; Idacorp, Inc.; El Paso Electric Company; MGE Energy, Inc.; Empire District Electric Company; Unitil Corporation; Commerce Energy Group; and, Florida Public Utilities Company.  They were chosen based on the following criteria:

• industry classification (utilities and related industry Standard Industry Classification ("SIC")codes 4911-4991);
• applicable sub-industry (electric or combined electric/gas utilities);
• net Revenues (relative to guideline range of approximately 1/3 to 3 times CVPS's revenues); and
• applicable business model (operations focused on electric transmission and distribution).

The second external benchmark is obtained using published compensation survey information.  The primary survey used in this analysis is the Mercer Total Compensation Survey for the Energy Sector, which reports the compensation levels for benchmark positions in the energy industry.  The survey has 262 participating organizations from various segments of the energy industry.  CVPS's senior executive positions are matched to survey benchmarks on a functional basis (i.e., having similar responsibilities and duties), and annual revenue scopes are used to tailor the companies considered for that functional basis.  Annual revenue scope cuts are selected with the intent that the annual revenue of Central Vermont approximates the median annual revenue of the range of companies in the benchmarking subset.  The range selected for each position varies based on the number of companies reporting information for that position (i.e., the fewer companies, the wider the range must be to ensure a large enough sample of organizations).

To remain consistent from year to year, we use these two compensation benchmarks in addition to broader industry trend analyses in our annual marketplace review.  The specific companies included in each group may change based on their size, relevance or other pertinent factors.

In addition the Committee reviews a financial performance benchmarking study and pay-for-performance review against the public utility peer group identified by Mercer.  This analysis is used by the Committee to verify if our pay-for-performance structure is working as intended.

Elements of Our Executive Compensation Program

The total executive compensation program is comprised of:

• a base salary based on benchmarking to energy companies of our size and an individual's qualifications, experience, and proven performance;
• an annual Management Incentive Plan with awards based on performance for the year;
• a Long-Term Incentive Program with awards based on the value we deliver to our stockholders and customers over time; and
• a competitive benefit program.

Each of these is described below.

Base Salary

The Committee compares the base salary of each executive officer with that of executive officers in the appropriate peer group as outlined in the benchmarking section above.  Within this range, the salary is determined based on the Committee's consideration of various factors including an evaluation of the individual's qualifications, experience, proven performance, internal equity among executives, the current financial condition of the Company, and the regulatory and external environment.  The CEO makes compensation recommendations to the Committee for the executive officers who report to him.  None of the executive officers are present at these deliberations.  Within parameters set by the Committee and the Board, and considering overall CEO performance factors, the Board Chair recommends to the Committee the base salary for the CEO, who does not participate in the

Committee's deliberations concerning his own compensation.  The Board approves each of the executive officer's base salary including the CEO.

As part of the Company's last rate case, executive officers' average base salary percentage increase to be included in the rate shall not exceed the union wage percentage increase until the Company returns to investment grade.

Management Incentive Plan

Our executive officers participate in the Company's annual MIP.  The purpose of the MIP is to focus the efforts of the executive team on achieving challenging annual performance objectives.  It is designed and intended to:

• help improve customer service, financial, process improvement, and employee-related performance of the Company;
• attract and retain highly qualified executives; and
• enhance the mutual interest of customers, stockholders, other constituents, and eligible officers of the Company.

In addition, this Plan supports the Company's performance-oriented culture by having a portion of cash compensation "at-risk" based on performance.  When actual performance reaches or exceeds the annual performance objectives specified at the beginning of the year, an incentive payment is earned and awarded early the following year.  A well-directed MIP, in conjunction with competitive salaries, provides a level of cash compensation that is competitive with the market and fully rewards the skills and efforts of the executives.  Our Company's annual plan uses cash to reward performance achieved since it is a common practice to use cash for annual plans and stock for long-term plans.

Starting in 2006, the MIP consists of two measurements:  the Company Balanced Business Performance weighted 80%; and Individual Performance, at the discretion of the Board, weighted 20% for each of the officers.  The MIP performance measures are described below.

Company Balanced Business Performance.  Includes a balanced set of corporate performance measures:

• customer (progress toward meeting and exceeding our customer service and reliability standards as set by the Vermont Public Service Board; our customers' level of satisfaction relative to all other electric utilities in the East Region as measured annually by J.D. Power & Associates; and Vermont leaders' opinions of the Company on key issues as measured in even years by David Schaefer & Associates or by large commercial and industrial customers' satisfaction as measured by Metrix Matrix in odd years);
• financial (earnings and net cash provided by operating activities);
• process improvement (a measure of key process improvement initiatives appropriate for the year); and
• employee measures (key questions from our employee survey and safety measures).

Each year the Compensation Committee and the Board review our strategic plan and all of its performance measures.  They choose a subset of these measures to include in the Company's balanced business scorecard for MIP.  This subset is chosen to focus the Company on critical measures that are measurable with objective, quantifiable data.  For each performance measure, the threshold (or minimum standard) is set with a probability of 90%, target is set with a probability of 50%, and maximum with a probability of 10%.  All of these measures are data-driven and a subset are tied to the Company's Enterprise Risk Management program overseen by the Board of Directors.  The Committee monitors actual performance over time to assure the appropriate stretch in setting performance goals.

Individual Performance.  Based on the advice and recommendation of the CEO for officers reporting to him, the Committee and the Board evaluate individual officer performance compared to performance objectives set early in the year, and also evaluate the performance of the CEO versus his performance objectives.  Key performance objectives from the Company's Strategic Plan and of each officer's teams are incorporated into the officer's performance objectives.  These objectives are organized to cover the following areas: accountability, empowerment, strategy, personal leadership, and teamwork.  Specific sub-objectives and weightings for each of the objectives are set for each officer at the beginning of the year.  The rating for each officer's individual performance is at the full discretion of the Board.

The level of potential payout under the MIP has remained the same since 2006 and is based on a benchmark of the incentive levels of officers employed by the peer groups described above.  The range of payout based on performance is:

	% of Salary Payout
Position	Threshold	Target	Maximum
Chief Executive Officer	0%	50%	100%
Senior Vice President	0%	30%	60%
Vice President	0%	25%	50%

The maximum payout is capped at target if the Company does not meet its pre-established financial measures.  If the pre-established financial measures are met, the maximum is capped at two times the target payout.

Long-Term Incentive Program

The Company's LTIP is designed to align executive compensation with the long-term performance of the Company.  Starting in 2006, all of the LTIP is delivered in the form of contingent performance shares of the Company's Common Stock, to emphasize the performance culture of the Company.  The Compensation Committee and the Board discontinued the use of stock options in 2006.  The LTIP measures include:

• 50% of the value is in the form of performance shares dependent upon reaching certain relative Total Shareholder Return ("TSR") percentile targets over a three-year cycle versus a national group of all publicly traded electric and combination utilities.
• 50% of the value is in the form of performance shares that are based on the achievement of key operational measures over a three-year time period.  For the 2008 through 2010 cycle, these measures include: returning our corporate credit rating to investment grade; the three-year average return on assets; customer satisfaction averaged over three years relative to all utilities in the East Region as measured by the J.D. Power & Associates survey; meeting corporate culture goals as measured by the Denison Survey; exceeding a subset of our customer service and reliability standards set by the Vermont Public Service Board for the three-year cycle; and, improving overall safety by reducing workers' compensation experience modification factor over a three-year cycle.

These measures, which are a subset of performance measures in our five-year strategic plan, were chosen by the Compensation Committee to emphasize critical performance targets in a balanced way.  Where possible, the Committee has chosen measures of CVPS's performance versus other electric utilities.

The Compensation Committee determines the value of the LTIP annual awards by comparing to officers' long-term incentive values at peer companies as described earlier.  Our relative performance is also compared to peers.

Compensation Decisions Summary

Recent compensation decisions through the first quarter of fiscal year 2009 for the named executive officers were as follows:

• in 2009, the Committee is reassessing the appropriate LTIP design given current circumstances;
• for the last several years, the Committee has consciously limited executive compensation to levels closer to
25% of median, rather than median;
• for 2009, we increased salaries by 3.1% on average based on analysis done by Mercer and other Committee considerations and discretion;
· the annual incentive targets as a percentage of salary were kept at the same level they have been since 2000; and
· in 2007, the value of the LTIP was reduced for the CEO by 29% and increased for the other named executive officers by 9-13% to address issues of internal equity and values remain the same for 2008 and 2009.

Benefits

Severance Arrangements

None of our named executive officers have any special arrangements that provide for payment of severance payments except those under CIC agreements or the Company's Layoff Policy which applies to all CVPS employees.

Pension Plan

The Company pays the full cost of the Pension Plan for all qualifying employees.  The Pension Plan is described in detail on page 43.

Supplemental Retirement Plan

The Officers' Supplemental Retirement Plan ("SERP") is designed to supplement the retirement benefits available through the Pension Plan to our designated executive officers.  The SERP is a part of the Company's overall strategy for attracting and maintaining top managerial talent.  See SERP discussion on page 43.

Deferred Compensation

Under the Deferred Compensation Plan for Officers and Directors of Central Vermont Public Service Corporation, each non-employee director may elect to defer all or a portion of their annual cash compensation, including Company stock granted as part of their retainer.  Eligible executive officers may elect to defer up to 25% of their base salary, and 100% of their annual incentive pay and/or their Performance Share Plan awards.  Amounts credited accrue interest at a rate equal to the prime interest rate plus 1%, or the share price of Central Vermont's Common Stock for the year, including dividend reinvestment.  Deferred performance shares can only accrue interest using the share price and dividends on Central Vermont's Common Stock over the period of deferral.  Eligible participants must make an annual irrevocable election to defer compensation that will be paid, earned, or awarded in the following year.  Generally, payments will be made in the form of a lump sum cash distribution or annual cash installments upon retirement, resignation or the attainment of an age previously specified by the participant.  This is an unfunded, nonqualified, deferred compensation plan to help officers and directors with financial planning by reducing short-term taxable income and deferring it to a later date (when it will be taxed as ordinary income).  See Nonqualified Defined Contribution and Other Deferred Compensation Plans Table on page 45.

Change-In-Control Provisions

As with most publicly traded companies, the Company has CIC agreements with executive officers which are designed separately from other compensation arrangements.  The purpose of the agreements is to encourage our senior executives, including our named executive officers, to act in the best interest of stockholders with respect to a possible CIC without concern about the possible negative economic consequences they might suffer personally as a result of the change.  The protections are designed to make executives economically neutral about whether or not a CIC event occurs, to eliminate "foot dragging" on the part of executives for transactions that are in the stockholders' interests and to prevent executives from prematurely leaving due to concerns about being left without a position or adequate severance.

The CIC agreements provide that the compensation and benefits described below would be payable to executives only in the event of a double trigger of events (1) the occurrence of a CIC and (2) a separation from service with the Company (including certain voluntary terminations).  Through April 5, 2009, the executives are eligible for the following CIC benefits:

• a multiple (2.99 times for grandfathered executives – Messrs. Young, Kraus and Ms. Gamble and 1.0 times for non-grandfathered – Mr. Rocheleau and Ms. Keefe) of their average W-2 compensation paid by the Company for the five calendar years preceding a CIC event, excluding income attributable to the exercise of stock options during the two years preceding a CIC event;
• certain legal fees and expenses incurred as a result of termination of employment are paid by the Company;
• conditional gross-up for excise tax will be paid to the extent that value of the CIC benefits exceeds 3.3 times the executive's average W-2 compensation paid by the Company for the five calendar years preceding the CIC event; and
• in exchange for consulting services as may be requested by the Company during the 12-month period following the executive's separation from service, the CIC agreements provide continued participation in and retention of benefits under the Deferred Compensation Plan, SERP, life insurance, and health and disability plans for a period of three years and for those executives with less than 10 years of service at the time of termination a lump sum payment equal to the excess actuarial value of Pension Plan benefits at age 65 (as if the officer had 10 years of service) over the value of Pension Plan benefits at age 65 that have actually been earned to date.

In addition, executives also receive the following based on a single trigger, the occurrence of a CIC:

• a prorated portion of MIP and LTIP incentives assuming target performance;
• a prorated portion at target of the performance shares under the Performance Share Incentive Plan; and
• vesting of any non-vested restricted stock.

In 2008, the board of directors and executives also agreed to an amendment to the existing CIC agreements to comply with 409A changes.  Included are the following modifications:

• adding a six-month delay of severance payment upon separation from service;
• clarifying the definition of the non-compete period; and
• clarifying the Executive and Company's inability to alter the method and/or time of payment under the
SERP in the case of a CIC.

During 2007 and early 2008, the Compensation Committee performed a thorough review of the existing CIC agreements by looking at extensive analysis provided by Towers Perrin (see Committee

Consultant section), comparing the Company's CIC agreements to "established" and "leading edge" market practices.  The Compensation Committee made revisions to the existing agreements to bring the Company's CIC agreements more in line with the market and to eliminate automatic renewal features.  The design changes will take effect April 6, 2009 offering the following changes to executives in the event of a double trigger:

• maintenance of the 2.99 severance multiplier for grandfathered named executive officers (Messrs. Young and Kraus, and Ms. Gamble);
• increase of severance multiplier from one to two for non-grandfathered named executive officers (Mr. Rocheleau and Ms. Keefe);
• change in covered compensation to include only base salary and target annual incentive versus five-year average of W-2 pay (excluding stock options exercised within two years of CIC);
• maintenance of the benefits provided in exchange for consulting services;
• alignment of years of benefit continuation with severance multiplier;
• elimination of additional benefit based on qualified Pension Plan applicable to officers with less than 10 years of service credit;
• addition of a limited outplacement benefit up to $15,000;
• addition of confidentiality, non-disparagement, and non-solicitation requirements;
• requirement for a legal release and waiver to receive payments; and
• modification of "good reason" for termination by executive of executive's employments to include:
• reduction in an executive's annual base salary or value of benefits to any amount less than 90% of salary or benefits in effect prior to the CIC; and
• increase in relocation of principal executive offices to more than 75 miles from location in effect prior to the CIC (rather than previous 25 miles).

Other Benefits

Executive officers participate in all other benefit programs available to all employees.  However, Central Vermont provides company-paid life insurance of four times salary for the CEO, and three times salary for the other executive officers versus the 1.5 times salary for all other employees.

Other Perquisites

It is the general policy of the Compensation Committee not to compensate executive officers through the use of perquisites, except that a car is provided to the CEO at a value of $5,045 in 2008.  No perquisites are provided to any other executive officer.

Stock Ownership Guidelines

Starting in 2006, the Company's stock ownership guidelines for every executive officer is as follows:

Chief Executive Officer Senior Vice President Vice President	34,000 shares 10,000 shares 9,000 shares

These numbers approximate 2.2 times annual salary for the CEO and between 1.06 and 1.1 times for the other named executive officers using the closing price of Central Vermont's Common Stock on December 31, 2008 of $23.86.  The multiples fall within the ranges established by the competitive market.  The number of required shares is reviewed annually.

Officers may count the value of shares owned, shares which are deferred pursuant to the Deferred Compensation Plan, stock owned in the 401(k) Plan, stock options exercised and held, Restricted Stock, stock purchased outright, and Performance Shares awarded and held as part of total stock ownership toward meeting these requirements.  Unexercised stock options are not counted in calculating ownership nor are contingently granted performance shares.

Executive officers have five years from December 2004 or their hire date (if after December 2004) in which to meet the ownership guidelines.  Of the current named executive officers, Messrs. Kraus and Young and Ms. Gamble currently meet the guidelines.  Mr. Rocheleau has until December 2009 and Ms. Keefe has until June 2011 to meet the guidelines.

Tax Matters

Central Vermont seeks to maximize the tax-deductibility of compensation paid to its executives.  Section 162(m) of the IRC, as amended, generally limits the Company's federal income tax deduction for compensation paid in any taxable year to the CEO and the next four highest paid executive officers named in the Summary Compensation Table to $1 million.  The limit does not apply to specified types of exempt compensation, including payments that are not included in the employee's gross income, payments made to or from a tax-qualified plan, and qualified performance-based compensation.  Under the tax law, the amount of a qualified performance-based award must be based entirely on an objective formula, without any subjective consideration of individual performance.  The Compensation Committee has carefully considered the impact of this law.  As the annual cash compensation of each of our executive officers is below $1 million, the limitation imposed by Section 162(m) is not currently applicable.  In addition, the stock options previously granted under Central Vermont's stock option plans are designed as exempt qualified performance-based compensation.  The tax implications for officers were not taken into consideration when setting compensation, except within the design of the CIC agreements and the Deferred Compensation Plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis ("CD&A") with management, and based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the Company's annual report on Form 10-K and proxy statement.

COMPENSATION COMMITTEE MEMBERS: Robert L. Barnett, Chair Bruce M. Lisman Mary Alice McKenzie William J. Stenger

Summary Compensation Table

The following table sets forth all compensation earned, paid or payable by the Company to our named executive officers during the last fiscal year ended 2008 and the prior two years.

SUMMARY COMPENSATION TABLE
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Robert H. Young President and CEO	2008 2007 2006	$393,769 370,981 356,642	$ 0 0 0	$256,527 154,422 366,653	$0 0 0	$221,700 163,000 210,000	$103,294 142,532 0	$17,645 14,573 17,773	$992,935 845,508 951,068
Pamela J. Keefe Vice President, CFO, and Treasurer	2008 2007 2006	213,846 199,808 105,502	0 0 47,500	37,390 21,705 3,529	0 0 0	64,500 47,300 28,400	18,776 22,611 0	5,040 1,580 824	339.552 293,004 185,755
Joan F. Gamble Vice President - Strategic Change and Business Services	2008 2007 2006	197,879 190,769 179,139	0 0 0	51,471 29,673 41,950	0 0 0	60,000 43,800 55,100	64,702 45,098 33,460	12,063 10,951 9,486	386,115 320,291 319,135
Joseph M. Kraus Senior Vice President Operations, Engineering, and Customer Service	2008 2007 2006	226,173 216,789 206,212	0 0 0	75,750 43,902 62,649	0 0 0	82,400 60,300 75,500	144,648 79,135 38,661	14,004 10,516 8,430	542,975 410,642 391,452
Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary	2008 2007 2006	226,135 214,654 197,192	0 0 0	75,750 43,902 68,051	0 0 0	81,100 59,700 72,800	42,412 30,058 26,847	11,415 10,628 9,779	436,812 358,942 374,669

(1)
Includes for Mr. Young, director's retainers and fees in the amount of $23,000 paid by Vermont Electric Power Company, Inc. and $26,248 paid by Vermont Yankee Nuclear Power Corporation.

These amounts include deferrals into our 401(k) Plan and/or Officers and Directors Deferred Compensation Plan.

(2)	A relocation/hiring bonus of $47,500 was paid to Ms. Keefe (25% of her salary) in 2006 as part of her hiring.
(3)
The amounts shown in column (e) reflect the dollar amount recognized for financial statement reporting purposes for fiscal year-ended December 31, 2008, in accordance with SFAS No. 123R of awards pursuant to the Omnibus Stock Plan (formerly the 2002 Long-Term Incentive Plan) as described in
Note 8 - Share-Based Compensation to the Consolidated Financial Statements for the fiscal year-ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC by or on
March 16, 2009.

SFAS No. 123R requires recording expense for performance shares which have measures that are based on market conditions (such as TSR measures) whether or not the executives actually earn the amounts shown. The 2008 amounts recorded for the three cycles of our three-year performance share plans are as follows: Allocation of Performance Share Expense Recorded in 2008 by Plan

Name	2006-2008 Plan (i)	2007-2009 Plan (ii)	2008-2010 Plan (ii)	Total
Robert H. Young	$127,497	$61,044	$67,986	$256,527
Pamela J. Keefe *	0	14,973	16,367	31,340
Joan F. Gamble	20,131	14,973	16,367	51,471
Joseph M. Kraus	29,526	21,884	24,341	75,750
Dale A. Rocheleau	29,526	21,884	24,341	75,750

* Ms. Keefe was not eligible to participate the 2006-2008 Plan due to a mid-cycle hire date.
	(i)	The actual payout for the 2006-2008 Plan was $814,393 using the FMV on the grant dates for all of the named executive officers, except for Ms. Keefe who was ineligible to participate.
	(ii)	These recorded amounts are not representative of what may eventually be earned based on performance.

In addition to these amounts, the SCT also includes restricted stock awards for one executive.  Ms. Keefe received 1,000 shares of Common Stock valued at $18,150 with a three-year cliff vest as part of her hire package.  $6,050 was expensed in year 2008.  Dividends at normal rates are paid on restricted stock and are included in the "All Other Compensation" column of the SCT.

(4)
Each currently named executive officer has the following number of stock options outstanding: Mr. Young, 255,685 shares; Ms. Gamble, 17,427 shares, Mr. Kraus, 42,964 shares; and, Mr. Rocheleau, 19,104 shares.  Ms. Keefe does not hold options.  The total outstanding stock options for the executive officers as a group including those not named in this proxy is 366,457.

Refer to Note 8 - Share-Based Compensation to the Consolidated Financial Statements Annual Report on Form 10-K filed on or by March 16, 2009 for the relevant assumptions used to determine the valuation of stock option awards granted in 2005 and 2004.  As described in the CD&A, we no longer grant stock options.

(5)
Represents payment for the earned 2008 performance paid on March 6, 2009 under the Management Incentive Plan.  The amounts in column (g) reflect Company performance for 2008 at 119.8% of target which represents 80% of the overall weighting for the MIP.  The other 20% was based on each individual officer's performance as evaluated by the Compensation Committee for the CEO and on the advice and recommendation of the CEO for the named executive officers reporting to the CEO.  See MIP section under CD&A.

(6)
The amounts in column (h) reflect the actuarial change in the present value of each named executive officer's benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements (except that we used a retirement age equal to the earliest unreduced retirement age (60 years)).  This column includes amounts which the named executive officer may not currently be entitled to receive.

(7)	The table below shows the components of this column as described by the footnotes below. All Other Compensation Components

Name	Perquisites and Other Personal Benefits (i)	Company Contribution to Defined Contribution Plans (ii)	Insurance Premiums (iii)	Dividends (iv)	Total
Robert H. Young	$5,045	$9,775	$2,825	$ 0	$17,645
Pamela J. Keefe	0	3,424	696	920	5,040
Joan F. Gamble	795	9,775	1,493	0	12,063
Joseph M. Kraus	3,736	9,635	633	0	14,004
Dale A. Rocheleau	0	9,715	1,700	0	11,415

(i)
Mr. Young has use of a Company vehicle and valuation is consistent with IRS Publication 15b - Employer's Tax Guide to Fringe Benefits.  Ms. Gamble has opted out of our medical insurance plan and, therefore, receives this opt-out benefit.  Mr. Kraus received pay in lieu of vacation.

(ii)	Company matching contributions to the Employee Savings and Investment Plan (401(k)).
(iii)
The Company provides life insurance for Mr. Young at four times his salary and at three times salary for Ms. Gamble, Ms. Keefe, Mr. Kraus, and Mr. Rocheleau.  Mr. Young's insurance is provided through a split-dollar policy, Mr. Kraus through a combination of split-dollar and Company group-term life insurance, and the remaining officers through Company group-term life insurance.  All officers are taxed for the premiums paid by the Company for insurance above $50,000.

Under the split-dollar policies, the Company's Rabbi Trust would receive the excess above the life insurance payment to the beneficiary.  Amounts entered in this column represent the Company's taxable amount of benefit.

(iv)	Dividends related to restricted stock.

Salaries

Salaries paid to our named executives are set forth in the SCT.  For 2008, salaries paid to our named executives accounted for the following percentages of their total compensation:  Mr. Young 40%; Ms. Keefe 63%, Ms. Gamble 51%; Mr. Kraus 42%; and, Mr. Rocheleau 52%.

The Board of Directors approved base salaries for the named executive officers for 2009 as follows:

Name	Title	2009 Base Salary
Robert H. Young	President and CEO	$375,000 *
Pamela J. Keefe	Vice President, Chief Financial Officer, and Treasurer	218,000
Joan F. Gamble	Vice President - Strategic Change and Business Services	203,000
Joseph M. Kraus	Senior Vice President - Operations, Engineering, and Customer Service	228,000
Dale A. Rocheleau	Senior Vice President, General Counsel and Corporate Secretary	228,000

* Excludes director's retainers and fees paid by Vermont Electric Power Company and Vermont Yankee Nuclear Power Corporation, CVPS affiliates.

Grants of Plan-Based Awards During 2008

In 2008 (at the beginning of the three-year 2008-2010 performance cycle), there was a contingent grant of a fixed number of performance shares of Common Stock.  The number of shares actually awarded at the end of the performance cycle (year 2008-2010) is dependent on how the Company's performance compares to pre-established performance targets for 1) TSR and 2) operational measures (see LTIP program of CD&A, page 32).  The payout ranges from zero to 1.5 times the number of shares depending on performance with dividends payable on performance shares reinvested into additional performance shares over the three-year period.  Once the award is earned, shares become fully vested.  These performance shares are contingently granted at the first Board meeting of the year.  At the end of the three-year period the shares are awarded based on actual performance over the three-year cycle.  For 2008, the value of the LTIP grants are as follows:

	Threshold	Target	Maximum
Chief Executive Officer	$0	$250,000	$375,000
Senior Vice President	0	90,000	135,000
Vice President	0	60,000	90,000

The following table provides information on incentive and equity awards granted in 2008 to each of our named executive officers.

GRANTS OF PLAN-BASED AWARDS DURING 2008
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Grant Date	Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert H. Young	1/7/08 ---	$0	$182,000	$364,000	1,364	9,093	13,640
Pamela J. Keefe	1/7/08 ---	0	52,500	105,000	328	2,189	3,284
Joan F. Gamble	1/7/08 ---	0	49,300	98,500	328	2,189	3,284
Joseph M. Kraus	1/7/08 ---	0	66,600	133,200	488	3,256	4,883
Dale A. Rocheleau	1/7/08 ---	0	66,600	133,200	488	3,256	4,883

(1)
These columns show the threshold, target, and maximum potential payout for 2008 performance under the MIP as described in the section entitled "Management Incentive Plan" in the CD&A.  The actual MIP payout for 2008 performance is reflected in the SCT column (g).

(2)
These columns show the threshold, target, and maximum potential payouts for the 2008-2010 cycle of the LTIP, including dividends accrued.  The amount of these awards that were expensed according to SFAS No. 123R is explained in footnote 3 of the SCT.

Outstanding Equity Awards at Fiscal Year-End Table

Stock Options

Starting in 2006 stock options were no longer granted to our executive officers.  We now rely solely on performance shares.  Prior to 2006, the stock option grant dates for officers was the date of the Company's Annual Meeting (determined by our By-laws as the first Tuesday in May).  At that time the

Compensation Committee approved the grant and key terms.  The price of our stock options was 100% of the average of the high and low Fair Market Value ("FMV") on the date of the grant.  The Compensation Committee's policy is not to amend the exercise price of stock options after grant, except in the event of a stock dividend outside of the normal quarterly dividend payment, stock split, or other change in corporate structure or capitalization affecting the Common Stock.

The following table shows the value of all outstanding unexercised option grants awarded to the executive officers prior to 2008, unvested stock awards, and unvested equity incentive awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Closing Price on Date of Grant ($)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)
Robert H. Young	31,860 30,300 26,200 32,300 51,470 59,520 24,035	$10.5625 10.8125 16.1500 19.2700 17.4900 20.1100 21.5200	$10.5625 10.7500 16.1050 19.0750 17.4900 20.1500 21.4450	5/4/2009 5/2/2010 5/1/2011 5/7/2012 5/6/2013 5/4/2014 5/3/2015	0 0 0 0 0 0 0 0	--- --- --- --- --- --- --- ---	22,215 14,152 9,094	$530,050 337,667 216,983
Pamela J. Keefe *	0	---	---	---	1,000	$23,860	3,471 2,190	82,818 52,253
Joan F. Gamble	4,300 9,350 3,777	19.2700 20.1100 21.5200	19.0750 20.1500 21.4450	5/7/2012 5/4/2014 5/3/2015	0 0 0 0	--- --- --- ---	3,507 3,471 2,190	83,677 82,818 52,253
Joseph M. Kraus	5,900 6,200 11,760 13,610 5,494	16.1500 19.2700 17.4900 20.1100 21.5200	16.1050 19.0750 17.4900 20.1500 21.4450	5/1/2011 5/7/2012 5/6/2013 5/4/2014 5/3/2015	0 0 0 0 0	--- --- --- --- ---	5,144 5,073 3,256	122,736 121,042 77,688
Dale A. Rocheleau	13,610 5,494	20.1100 21.5200	20.1500 21.4450	5/4/2014 5/3/2015	0 0	--- ---	5,144 5,073 3,256	122,736 121,042 77,688

* Ms. Keefe was not eligible to participate in the LTIP 2006-2008 Cycle.

(1)	Options vest and become exercisable immediately upon grant.
(2)	The expiration date of each option occurs ten years after the date of each option grant.

(3)	Restricted Stock Awards.

Executive Officer	Date of Award	Shares	Term	Expires	Closing Stock Price on Date of Award
Pamela J. Keefe	6/5/06	1,000	Three-year cliff vest	6/5/09	$18.15
Dividends at normal rates are paid on restricted stock.

(4)	Market value of stock calculated by multiplying the closing market price on December 31, 2008 of $23.86.
(5)
As of December 31, 2008, the table below shows the restricted performance units cycles and payouts.

These contingent shares payout based on the Total Shareholder Return and Operational Measures criteria as described in the Long-Term Incentive Program section of the CD&A.

The contingent grant of the units listed in this table are given annually at the beginning of each three-year cycle.  Based upon satisfying pre-established performance targets, the actual number of shares at the end of the cycle may range from zero to 1.5 times the number of units granted, plus dividend reinvestment.  Performance at or below threshold warrants no payout.  The participants are deemed to have earned and are entitled to receive a pro-rata portion of the stock units that are potentially earnable relating to the performance cycle in effect as of a CIC of Central Vermont as defined under the Performance Share Incentive Plan.  See also "Potential Payments Upon Termination or Change-In-Control" table on page 47.

As of December 31, 2008
Name	Cycle	Restricted Units (#) TSR/Op. Meas.	Units (#) Earned	Units (#) Accrued (i)	Total Units (#) (ii)	Restricted Unit Value ($)
Robert H. Young	2006-2008 ** 2007-2009 2008-2010 Total	9,500/9,500 5,300/5,300 4,050/4,050 37,700	14,250/5,605 7,950/4,770 4,050/4,050 40,675	1,694/666 895/537 497/497 4,786	22,215 14,152 9,094 45,461	$ 530,050 337,667 216,983 1,084,699
Pamela J. Keefe *	2007-2009 2008-2010 Total	1,300/1,300 975/975 4,550	1,950/1,170 975/975 5,070	219/132 120/120 591	3,471 2,190 5,661	82,818 52,253 135,071
Joan F. Gamble	2006-2008 ** 2007-2009 2008-2010 Total	1,500/1,500 1,300/1,300 975/975 7,550	2,250/885 1,950/1,170 975/975 8,205	267/105 219/132 120/120 963	3,507 3,471 2,190 9,168	83,677 82,818 52,253 218,748
Joseph M. Kraus	2006-2008 ** 2007-2009 2008-2010 Total	2,200/2,200 1,900/1,900 1,450/1,450 11,100	3,300/1,298 2,850/1,710 1,450/1,450 12,058	392/154 321/192 178/178 1,415	5,144 5,073 3,256 13,473	122,736 121,042 77,688 321,466
Dale A. Rocheleau	2006-2008 ** 2007-2009 2008-2010 Total	2,200/2,200 1,900/1,900 1,450/1,450 11,100	3,300/1,298 2,850/1,710 1,450/1,450 12,058	392/154 321/192 178/178 1,415	5,144 5,073 3,256 13,473	122,736 121,042 77,688 321,466

* Ms. Keefe was not eligible to participate in the 2006-2008 Cycle.

** Total Units represents actual units paid out for the 2006-2008 Cycle on January 12, 2009 and February 23, 2009 with the Restricted Unit Value calculation provided in footnote 6 below.

(i)	Units accrued as a result of dividends earned and reinvested through the close of the cycle. The 2008 annual dividend rate was $0.92.
(ii)	Represents units earned plus units accrued.

(6)
Market value of performance units calculated by multiplying the closing market price on December 31, 2008 of $23.86 as shown in footnote 5 above.  This is not representative of what may actually be awarded based on performance for the 2007-2009 and 2008-2010 cycles.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2008

(a)		(b)	(c)	(d)	(e)
		Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert H. Young	Options Stock	53,000 0	$546,165 0	0 4,500	0 $97,425
Pamela J. Keefe	Options Stock	0 0	0 0	0 0	0 0
Joan F. Gamble	Options Stock	9,050 0	28,932 0	0 0	0 0
Joseph M. Kraus	Options Stock	0 0	0 0	0 0	0 0
Dale A. Rocheleau	Options Stock	0 0	0 0	0 0	0 0

Pension Plan and Officers' Supplemental Retirement Plan

The Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries (the "Pension Plan") as amended through December 31, 2008 is a defined benefit plan which covers all full-time employees of the Company who have at least one year of service during which at least 1,000 hours was worked.  The Pension Plan is a final average pay plan whereby each participant's benefit is determined based on their highest consecutive five-year average pensionable pay and years of service.  The formula is (1.45% times Final Average Pay) plus (0.3% times Final Average Pay over the Wage Base) times (years of service up to 30 years) plus (0.5% times Final Average Pay times years of service over 30).  Vesting occurs after five years of service.  Central Vermont's Pension Plan allows employees to retire with a reduced benefit at age 55 and 10 years of service.  Full benefits accrue at age 60.  Lump sum payouts are allowed.

All participants in the Pension Plan whose covered pay exceeds the limit imposed under IRC Section 401(a)(17) are eligible to participate in the Officer's Supplemental Retirement Plan (the "SERP"). The SERP mirrors the Pension Plan except that it is not restricted by the IRC covered pay limit ($230,000 in 2008). The SERP and the Pension Plan are coordinated to provide a total pension benefit based on the Pension Plan formula using covered pay without regard to the IRC limit.  The SERP benefit is equal to the total pension benefit using the Pension Plan formula without regard to the IRC covered pay limit, minus the pension benefit available under the Pension Plan, which applies the IRC limit.

The table below shows the present value of accumulated benefits for each participant's benefit accrued-to-date.  The present value of accumulated benefits was computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company's audited financials for the most recently completed fiscal year.  Also, the assumptions used were the same as those used for financial reporting purposes under generally accepted accounting principles, except that we assumed that participants would retire at age 60, the plan's earliest unreduced retirement age.

PENSION BENEFITS
(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)	Present Value Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert H. Young (1, 2)	Qualified SERP	21.50 21.50	$ 934,572 1,600,080	$0 0
Pamela J. Keefe	Qualified SERP	2.58 2.58	45,798 283	0 0
Joan F. Gamble	Qualified SERP	19.58 19.58	504,419 17,321	0 0
Joseph M. Kraus (1)	Qualified SERP	27.42 27.42	848,689 445,391	0 0
Dale A. Rocheleau	Qualified SERP	5.17 5.17	131,737 30,552	0 0

(1)
The SERP provides a grandfathered benefit for certain executive officers who participated in the plan as of January 1, 1998.  Messrs. Young and Kraus are eligible for the grandfathered benefit upon retirement from the Company after attainment of age 55 with 10 or more years of service.  These individuals receive the greater, on an actuarial present value basis, of the grandfathered benefit and the benefit provided under the basic SERP provisions.  The grandfathered benefit includes both a pension and death benefit as described below.

(i)
Grandfathered Pension Benefit - An annual payment equal to a specified percentage of the individual's final year's base salary (excluding MIP compensation and other forms of remuneration) payable upon attainment of age 65 for a period of 15 years.  The applicable percentages are 44% for Mr. Young and 33% for Mr. Kraus. The grandfathered pension benefit is reduced by the value of any Pension Plan benefit attributable to MIP compensation. The benefit is further reduced by 5% per year for payment upon early retirement before age 65.

	(ii)	Grandfathered Death Benefit - $167,667 payable to the designated beneficiary upon the death of the executive officer following retirement.
(2)	Mr. Young is currently eligible for early retirement under the Pension Plan and the SERP because he has attained age 55 and has completed more than 10 years of service.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

The following table illustrates details for the executive officers who have deferred compensation (in the current year and/or in prior years) under the Company's unfunded, nonqualified Deferred Compensation Plan for Officers and Directors.  Irrevocable deferral elections are made by eligible executives in December of each year for cash amounts to be earned, or granted if in regard to LTIP awards, in the following year.  Officers may elect to defer up to 25% of their base salary and may also elect to defer 100% of their annual incentive pay and LTIP awards.

Investment options available under the Plan may vary depending upon the type of compensation that was deferred.  There are two investment options for base salary and annual incentive compensation: (i) a fixed rate of return equal to prime rate plus 1%, or (ii) a return based on the share price of the Company's Common Stock for the year, including dividends which are credited on the date dividends are paid to the Company's stockholders.  Participants may change the investment option on their existing balance in a subsequent election during the annual election period each December.  For LTIP awards the return is based on the share price of the Company's Common Stock for the year (including dividends).

As a general rule, payments of deferred compensation are made in cash in the form of a lump sum distribution or in annual installments over a period of time not exceeding 15 years.  The payments are made upon the occurrence of a date or attainment of an age specified by the participant or following termination of the participant's employment.  The form and time of payment is based on an election that was made by the eligible participant during the December election period before the calendar year in which the deferred compensation is earned.  However, in the event of a participant's death or disability, the deferred compensation will be paid in the form of a lump sum and within 60 days of such death or disability.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER DEFERRED
COMPENSATION PLANS FISCAL YEAR 2008

(a)	(d)	(f)
Name (1)	Aggregate Earnings in Last FY ($)	Aggregate balance at Last FYE ($)
Robert H. Young	$ 0	$ 0
Pamela J. Keefe	2,072	50,456
Joan F. Gamble	19,828	419,704
Joseph M. Kraus	0	0
Dale A. Rocheleau	0	0

(1)
None of the named executive officers with the exception of Ms. Keefe participated in the Plan during 2008.  Over a three-year period from 2003 to 2005, Ms. Gamble deferred $304,733 in compensation.  Over a one-year period from 2007 to 2008, Ms. Keefe deferred $47,300 in compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Payments and benefits upon ordinary termination of employment, involuntary termination and retirement include the following that are provided to all salaried employees on a non-discriminatory basis:

• accrued salary and vacation pay;
• benefits under the Company's Layoff Policy, if applicable;
• target annual incentive payment prorated for portion of year worked in year of retirement;
• regular benefits under the qualified Pension Plan if vested, see "Pension Benefits" on page 44;
• distributions of plan balances under the Employee Savings and Investment Plan (401(k)); and
• health and welfare benefits provided to all retirees including retiree medical, dental and life insurance.

Distributions of plan balances under the Company's unfunded, nonqualified Deferred Compensation Plan are available following ordinary termination of employment, involuntary termination, and retirement.  The plan balances as of December 31, 2008 are shown above.

A pro-rated portion of the annual incentive plan, assuming target performance for a portion of the year worked is provided to executive officers whose employment ends mid-cycle due to death, disability or CIC.  A pro-rata portion of performance shares at target level is provided to executive officers whose employment ends mid-cycle due to retirement, death, disability, or CIC.  Any grants of restricted stock to executive officers are automatically vested upon the same events. The value of these equity awards upon a retirement, death or disability event as of December 31, 2008 is as follows:

	Equity Awards Payable Upon
	Retirement	Death or Disability
Mr. Young	$340,403	$340,403
Ms. Keefe	N/A*	80,726
Ms. Gamble	N/A*	56,866
Mr. Kraus	N/A*	83,510
Mr. Rocheleau	N/A*	83,510

*Has not satisfied the requirements for retirement as of December 31, 2008 (age 55 or older with 10 or more years of service).
A termination due to death or disability does not entitle the named executive officers to any future payments or benefits beyond those described above that are not generally available to salaried employees, except for a higher level of life insurance - four times for CEO and three times salary for other officers versus 1.5 times salary for all other employees.

CIC agreements providing severance and other benefits apply to all named executive officers.  A CIC under the agreements is deemed to occur upon the happening of one of the following events:

(1) an acquisition of 20% or more of the Company's outstanding voting securities;
(2) a change of more than one-third of Board over the term of the agreement except where the new Board members were approved by a vote of at least two-thirds of the incumbent members of the Board;
(3) a consummation of a reorganization, merger, or acquisition that dilutes current ownership by more than 40%;
(4) a sale of all or substantially all assets as determined by the Board that dilutes current ownership by more than 40%; and
(5) a complete liquidation or dissolution of the Company.

A payment event would occur under the CIC agreement if at any time within the three-year period following a CIC a covered executive's employment is terminated in a manner that constitutes a separation from service as defined for purposes of Code Section 409A for any reason other than (i) a voluntary termination by the covered executive without good reason, (ii) by the Company as a result of executive's incapacity due to a physical or mental illness or for Cause, or (iii) due to the executive's death.  For this purpose, "good reason" allows a covered executive to terminate employment for any reason during the thirteenth month after a CIC if a majority of the Company's Board at such time is comprised of individuals who were not members of the Board at the time of the CIC.  However, under such circumstances, the CIC benefits will be reduced to the extent necessary to fall below the IRC Section 280(G) limit, i.e. three times the executive's average W-2 compensation paid by the Company for the five calendar years preceding the CIC event.

The table below provides the incremental benefits available upon a CIC and Termination Event as of December 31, 2008.  The table does not include payments and benefits described above that are provided in the event of an ordinary termination of employment, involuntary termination or retirement.

Name and Principal Position	Cash Severance Payment (1)	Acceleration of Equity Awards (2)	SERP and Welfare Benefit Value (3)	Excise Tax Gross Ups (4)	Reduction to IRC 280(G) Limit (5)	Total Payments Under a CIC
Robert H. Young President and CEO	$2,625,271	$ 0	$414,173	$0	$ 0	$3,039,444
Pamela J. Keefe Vice President, CFO, and Treasurer	225,323	80,726	155,461	0	0	461,510
Joan F. Gamble Vice President - Strategic Change and Business Services	683,584	56,866	212,599	0	0	953,049
Joseph M. Kraus Senior Vice President - Operations, Engineering, and Customer Service	1,133,144	83,510	391,037	0	(42,083)	1,565,608
Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary	272,598	83,510	192,230	0	0	548,338

(1)
Equals five-year average W-2 wages (reduced for stock options exercised in the prior two years) times severance multiplier of 2.99 for Messrs. Young and Kraus and Ms. Gamble and 1.00 for Mr. Rocheleau and Ms. Keefe.

(2)
Performance shares (including reinvested dividends) valued at the closing stock price of $23.86 on
December 31, 2008 were assumed to be paid at target based for the pro-rata portion of the cycle through which executives have already worked at the time of the CIC.

(3)
These incremental benefits are described above and are intended to be reasonable compensation for the executive officer's commitment to provide consulting services as required by the Company for one year post-termination and refraining from working in competition with, or for a competitor of the Company, for one year post-termination.  To the extent that these benefits exceed reasonable compensation for the post-termination consulting services and non-compete agreement, the benefits may be reduced or additional tax gross-ups may apply in accordance with the conditional tax gross-up provision described in note (5) below.

The following standard actuarial assumptions were used to calculate the incremental SERP benefit values:

Discount rate	6.15%
Mortality (post-retirement only)	IRS generational mortality table
Benefit commencement and payment form
If eligible for early retirement, lump sum payable upon termination (Mr. Young only), otherwise single life annuity payable at the earliest unreduced retirement age (62 for Mr. Kraus and Ms. Gamble, and 65 for Ms. Keefe and Mr. Rocheleau)

The Health and Welfare benefit values reflecting three years continued participation were estimated at three times the current cost of coverage.

(4)
Upon a CIC, employees may be subject to certain excise taxes under Section 280(G) of the Internal Revenue Code.  The Company has agreed to reimburse the affected employees for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursements for the 280(G) excise taxes.  The amounts in the table are based on a 280(G) excise tax rate of 20%, 35% federal marginal income tax rate and Vermont State tax rate of 9.5%.

(5)
There is a conditional gross-up for excise tax on the termination payments under Section 4999 of the Internal Revenue Code only in circumstances where the CIC benefits are over the IRC Section 280(G) limits by more than 10%.  If CIC benefits are between 100% and 110% of the IRC Section 280(G) limits, the total CIC benefit is reduced to 100% of the IRC Section 280(G) limit.

By Order of the Board of Directors ROBERT H. YOUNG President and Chief Executive Officer

It is important that proxies be voted promptly.  Stockholders who do not expect to attend in person are urged to vote either (a) by casting your vote electronically at the Website listed on your proxy card, (b) by telephone, or (c) by signing, dating and returning the accompanying proxy card in the enclosed envelope which requires no postage if mailed in the United States.

Appendix A

Appendix A-1           ITEM 2 - PROPOSED AMENDMENT TO THE ARTICLES OF
ASSOCIATION TO DECREASE THE MAXIMUM NUMBER OF THE
BOARD OF DIRECTORS

Article 21(a) of the Articles shall be Amended and Restated in its entirety to read as follows:

(a) Subject to the provisions of paragraph (d) below, the Board of Directors shall consist of not less than 9 or more than ~~21~~ 13 persons, the exact number to be fixed from time to time in the manner set forth in the By-laws. The Directors (other than those elected under any other provision of these Articles) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. Upon their initial election, the members of the first class shall hold office for a term expiring at the next annual meeting of stockholders after their election, the members of the second class shall hold office for a term expiring at the second annual meeting of stockholders after their election, and the members of the third class shall hold office for a term expiring at the third annual meeting of stockholders after their election.

Appendix A-2           ITEM 3 - PROPOSED AMENDMENT TO THE ARTICLES OF
ASSOCIATION TO PROVIDE FOR THE ANNUAL ELECTION OF
DIRECTORS

Article 21, 21(a), and 21(b) of the Articles shall be Amended and Restated in its entirety to read as follows:

The following provisions shall govern the ~~classification,~~ election, appointment and removal of directors.

(a) Subject to the provisions of paragraph (d) below, the Board of Directors shall consist of not less than 9 or more than 21 persons, the exact number to be fixed from time to time in the manner set forth in the By-laws. ~~The Directors (other than those elected under any other provision of these Articles) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. Upon their initial election, the members of the first class shall hold office for a term expiring at the next annual meeting of stockholders after their election, the members of the second class shall hold office for a term expiring at the second annual meeting of stockholders after their election, and the members of the third class shall hold office for a term expiring at the third annual meeting of stockholders after their election.~~  At the 2010 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting of stockholders; at the 2011 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 annual meeting of stockholders and at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders.

(b) Subject to the provisions of paragraph (d) below, any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum of the Board of Directors. Any Director elected in accordance with this provision shall hold office for the remainder of the full term ~~of the class of Directors~~ in which the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director.

A-1

Appendix A-3           TEXT OF AMENDMENTS TO THE ARTICLES INCLUDING
AMENDMENTS TO DECREASE THE MAXIMUM NUMBER OF THE
BOARD OF DIRECTORS AND TO PROVIDE FOR THE ANNUAL
ELECTION OF DIRECTORS

Article 21, 21(a), and 21(b) of the Articles shall be Amended and Restated in its entirety to read as follows:

The following provisions shall govern the ~~classification,~~ election, appointment and removal of directors.

(a) Subject to the provisions of paragraph (d) below, the Board of Directors shall consist of not less than 9 or more than ~~21~~ 13 persons, the exact number to be fixed from time to time in the manner set forth in the By-laws. ~~The Directors (other than those elected under any other provision of these Articles) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. Upon their initial election, the members of the first class shall hold office for a term expiring at the next annual meeting of stockholders after their election, the members of the second class shall hold office for a term expiring at the second annual meeting of stockholders after their election, and the members of the third class shall hold office for a term expiring at the third annual meeting of stockholders after their election.~~  At the 2010 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting of stockholders; at the 2011 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 annual meeting of stockholders and at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders.

(b) Subject to the provisions of paragraph (d) below, any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum of the Board of Directors. Any Director elected in accordance with this provision shall hold office for the remainder of the full term ~~of the class of Directors~~ in which the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director.

A-2

Appendix B

Appendix B-1            ITEM 2 - PROPOSED AMENDMENT TO THE BY-LAWS TO DECREASE
THE MAXIMUM NUMBER OF THE BOARD OF DIRECTORS

Article V, Section 2 of the By-laws shall be Amended and Restated in its entirety to read as follows:

Section 2.  Subject to the provisions of Section 5 below, the Board of Directors shall consist of not less than 9 nor more than ~~21~~ 13 persons, the exact number to be fixed from time to time by resolution of the Board of Directors.  Such exact number may be increased or decreased by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then-outstanding shares of common stock and of any other class of stock then being expressly entitled to vote with the common stock on the question.  The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible.  Upon their initial election, the members of the first class shall hold office for a term expiring at the next annual meeting of stockholders after their election, the members of the second class shall hold office for a term expiring at the second annual meeting of stockholders after their election, and the members of the third class shall hold office for a term expiring at the third annual meeting of stockholders after their election.

Appendix B-2            ITEM 3 - PROPOSED AMENDMENT TO THE BY-LAWS TO PROVIDE
FOR THE ANNUAL ELECTION OF DIRECTORS

Article V, Section 2 and 3 of the By-laws shall be Amended and Restated in its entirety to read as follows:

Section 2.  Subject to the provisions of Section 5 below, the Board of Directors shall consist of not less than 9 nor more than 21 persons, the exact number to be fixed from time to time by resolution of the Board of Directors.  Such exact number may be increased or decreased by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then-outstanding shares of common stock and of any other class of stock then being expressly entitled to vote with the common stock on the question.  ~~The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible.  Upon their initial election, the members of the first class shall hold office for a term expiring at the next annual meeting of stockholders after their election, the members of the second class shall hold office for a term expiring at the second annual meeting of stockholders after their election, and the members of the third class shall hold office for a term expiring at the third annual meeting of stockholders after their election.~~  At the 2010 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting of stockholders; at the 2011 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 annual meeting of stockholders and at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders.

Section 3.  Subject to the provisions of Section 5 below, any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum of the Board of Directors.  Any Director elected in accordance with this provision shall hold office for the remainder of the full term ~~of the class of Directors~~ in which the vacancy occurred and until such Director's successor shall have been elected and qualified.  No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director.

B-1

Appendix B-3            TEXT OF AMENDMENTS TO THE BY-LAWS INCLUDING AMEND-
MENTS TO DECREASE THE MAXIMUM NUMBER OF THE BOARD OF
DIRECTORS AND TO PROVIDE FOR THE ANNUAL LECTION OF
DIRECTORS

Article V, Section 2 and 3 of the By-laws shall be Amended and Restated in its entirety to read as follows:

Section 2.  Subject to the provisions of Section 5 below, the Board of Directors shall consist of not less than 9 nor more than ~~21~~ 13 persons, the exact number to be fixed from time to time by resolution of the Board of Directors.  Such exact number may be increased or decreased by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then-outstanding shares of common stock and of any other class of stock then being expressly entitled to vote with the common stock on the question.  ~~The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible.  Upon their initial election, the members of the first class shall hold office for a term expiring at the next annual meeting of stockholders after their election, the members of the second class shall hold office for a term expiring at the second annual meeting of stockholders after their election, and the members of the third class shall hold office for a term expiring at the third annual meeting of stockholders after their election.~~  At the 2010 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting of stockholders; at the 2011 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 annual meeting of stockholders and at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders.

Section 3.  Subject to the provisions of Section 5 below, any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum of the Board of Directors.  Any Director elected in accordance with this provision shall hold office for the remainder of the full term ~~of the class of Directors~~ in which the vacancy occurred and until such Director's successor shall have been elected and qualified.  No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director.

B-2

Appendix C

CENTRAL VERMONT PUBLIC SERVICE CORPORATION CONSOLIDATED
AUDIT COMMITTEE CHARTER

I. Purpose

The Audit Committee (or 'Committee') of the Board of Directors (or 'Board') of Central Vermont Public Service Corporation and its wholly owned subsidiaries (or 'Company') assists the Board in fulfilling its responsibilities in overseeing: (i) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company's auditing, accounting and financial reporting processes generally; (iii) the integrity of the Company's financial statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company's compliance with legal and regulatory requirements;  (v) selection and evaluation of the independent auditors; and (vi) the performance of the Company's internal auditors and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels.  The Committee also provides an open avenue of communication among the independent auditors, the internal auditors, financial and senior management, and the Board.

II. Authority

In performing its oversight responsibilities the Committee shall have authority over Central Vermont Public Service Corporation and its wholly owned subsidiaries.

III. Organization

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence, financial literacy and experience requirements as defined by all applicable rules and regulations.  At least one member of the Committee shall be a "financial expert" in compliance with criteria established by the Securities and Exchange Commission (SEC) and other relevant regulations.

Committee members shall be elected by the Board at the annual organizational meeting of the Board on the recommendation of the Corporate Governance Committee; members shall serve until their successors shall be duly elected and qualified.  The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

No committee member shall simultaneously serve on the audit committees of more than two other public companies

The Committee may form and delegate authority to subcommittees when appropriate.

IV. Meetings

The Committee will meet six times per year, or more frequently as circumstances require.  The Committee shall require members of management, the financial department, the internal auditors, the independent auditors and others to attend meetings and to provide pertinent information, as necessary.  As part of its job to foster open communications, the Committee shall meet in separate executive sessions at least quarterly with management, the internal auditors and the independent auditors to discuss any matters that the Committee (or any of these groups) believes should be discussed privately.   Each regularly scheduled meeting shall include an executive session of the Committee, as needed, and on such terms and conditions as the Committee may elect.

V. Responsibilities and Duties

The Committee shall consult with management but shall not delegate the responsibilities outlined herein.  In performing its oversight responsibilities the Committee shall:

With respect to the independent auditors:
1. Have sole authority and responsibility for the selection, evaluation and appointment of the independent auditors, including pre-approval of all audit engagement fees and terms and all non-audit engagements with the independent auditors.
2. Confirm that the independent auditor's lead partner or the lead audit partner responsible for reviewing the audit have not performed audit services for the Company for each of the five previous fiscal years.
3. Review the performance of the independent auditors and present its conclusions to the full board. Remove the independent auditors if circumstances warrant.
4. Oversee the work of the independent auditors for the purpose of preparing or issuing an audit report or related work.
5. Oversee the resolution of disagreements between management and the independent auditors in the event that they arise.
6. Consider whether the independent auditor's performance of permissible non-audit services is compatible with auditor's independence and PCAOB requirements.
7. At least annually, obtain and review a report from the independent auditors describing (i) the independent auditors' internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (iii) all relationships with the Company.
8. Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

With respect to financial information and reporting:
1. Review and discuss with management and the independent auditors, the Company's annual audited financial statements and quarterly financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations") prior to submission to stockholders, any governmental body, any stock exchange or the public.
2. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.
3. Recommend to the Board, if appropriate, that the annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the SEC.
4. Review with management and the independent auditors financial accounting policies, significant reporting issues and other matters related to the Company's financial statements as required by applicable rules and regulations.
5. Review the quarterly earnings press release with management prior to release.
6. Discuss with management (in general terms) financial information and earnings guidance provided to analysts and rating agencies.
7. Prepare the report required by the SEC to be included in the Company's annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

With respect to the internal auditors and internal controls:
1. Consider and review with the independent auditors and the internal auditors, the adequacy of the Company's internal control structure and systems, and the procedures designed to ensure compliance with laws and regulations.
2. Review and advise on the performance objectives and the accomplishments of the Internal Auditor, including approve remuneration.  Review with management the selection and succession and career planning for the Internal Audit Director.
3. Periodically review any significant difficulties, disagreements with management, or scope restrictions encountered by the internal auditors in the course of their work.
4. Review with management and the Director of Internal Audit the policy, plans, activities, staffing, and organizational structure of the internal audit function.
5. Review the effectiveness of the internal audit function, including compliance with the Institute of Internal Auditor's Standards for the Professional Practices of Internal Auditing

With respect to other matters:
1. Obtain regular updates from management and company legal counsel regarding compliance matters.
2. Monitor the appropriate standards adopted as a code of conduct for the Company (Corporate Ethics and Conflicts of Interest Policy) and review with management the results of the Company's monitoring compliance with such standards and its compliance policies.
3. Review and approve (i) any change in the Company's code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change. Review and approve (i) any waiver in the Company's code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such waiver.
4. Establish procedures for: (i) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) The confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
5. Report regularly to the Board.
6. Discuss policies with respect to risk assessment and risk management, including the Company's major financial and accounting risk exposures and the steps management has undertaken to control them.
7. Perform an annual self-assessment relative to the Committee's purpose, duties and responsibilities outlined herein, including an assessment of the adequacy of this Charter.
8. Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.
9. Recommend to the Board guidelines regarding the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

VI. Resources
The Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee.  The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.  The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

Effective: May 2, 2000
Reviewed and Amended: October 21, 2008

DIRECTIONS TO THE CVPS/LEAHY COMMUNITY HEALTH EDUCATION CENTER
(Located on Rutland Regional Medical Center Campus)

From Route 7 (North):
Travel south on US 7, pass through intersection of US 4 East and US 7, and travel 1 mile.  At traffic light, turn left onto Allen Street (McDonalds on corner) and travel .6 mile.  At The Loop Road (employee entrance) turn right and follow signs posted to parking and entrance.

From Route 7 (South):
Travel north on US 7, pass through intersection of US 4 West and US 7, and travel 1.2 miles.  At traffic light, turn right onto Allen Street (McDonalds on corner) and travel .6 mile.  At The Loop Road (employee entrance) turn right and follow signs posted to parking and entrance.

From the New York City Area Via New York State Thruway:
New York State Thruway north past exit 24 - Albany, NY.  I-87 (Northway) north to exit 20, turn left off exit ramp and travel through town of Queensbury, NY.  Turn right onto Route 149 east to Fort Ann, NY.  Turn left at intersection of Routes 149 and 4.  Travel on Route 4 into Vermont to end of Interstate - intersection of Route 7, turn left onto Route 7 north and follow directions from Route 7 (South) above.

From the Boston Area:
Interstate 93 to just north of Concord, NH.  Exit onto Interstate 89 north and follow to exit 1 (US 4/Rutland) in Vermont.  Follow US 4 to intersection of Route 7 turn left onto Route 7 south traveling one block to West Street and follow directions From Route 7 (North) above.

Via Interstate 95:
I-95 (Connecticut Turnpike) north to Interstate 91.  Travel on I-91 just north of Bellows Falls, VT to exit 6 (Rutland).  Follow Route 103 to Route 7 north and follow directions From Route 7 (South) above.

ANNUAL MEETING OF STOCKHOLDERS OF CENTRAL VERMONT PUBLIC SERVICE CORPORATION May 5, 2009

PROXY VOTING INSTRUCTIONS

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Annual Report, Notice of meeting, and proxy statement are available at http://www.ir-site.com/cvps/index.asp.

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.
COMPANY NUMBER
ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

Electronic Distribution
If you would like to receive the Company's future proxy statements and annual reports electronically, please visit www.amstock.com.
Click on Shareholder Account Access to enroll.  Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-mail and provide your e-mail address.
¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, AND 3 AND MAKES NO RECOMMENDATION WITH RESPECT TO ITEM 4.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:
2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for fiscal year ending December 31, 2009.
   * FOR       * AGAINST       * ABSTAIN

3. APPROVAL of Amended Articles of Association and By-laws to decrease the maximum number of directors allowed on the board ofdirectors to 13 from 21:
     * FOR       * AGAINST       * ABSTAIN

4. APPROVAL of Amended Articles of Association and By-laws to provide for the annual election of directors:
     * FOR       * AGAINST       * ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.  If any such other business is presented for action at the meeting, it is the intention of the Proxies to vote all such matters in accordance with their best judgment.

This proxy when properly executed will be voted in the manner indicated herein  by the undersigned stockholders.  If no direction is made, this proxy will be voted "FOR" Items 1, 2, and 3 and will be voted "ABSTAIN" for Item 4.

The Board of Directors recommends a vote "FOR" Items 1, 2, and 3 and makes no recommendation with respect to Item 4.

* FOR ALL NOMINEES * WITHHOLD AUTHORITY FOR ALL NOMINEES * FOR ALL EXCEPT (See instructions below)	NOMINEES: ™ Robert L. Barnett ™ Robert G. Clarke ™ Mary Alice McKenzie ™ William R. Sayre

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ˜
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes in the registered name(s) on the account may not be submitted via this method.
*

Signature of Stockholder:                                                Date:                                Signature of Stockholder:                                                Date:
Note:  Please sign exactly as your name(s) appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If the signer is a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Annual Meeting, your vote is important.  If voting by mail, please mark, date, sign, and return the attached proxy card in the accompanying envelope.  NO postage is required if mailed in the United States.  You may also vote toll-free over the telephone or through the Internet.  You may later revoke your proxy and vote in person.
If you return the proxy card but do not specify a manner of voting, the proxy will be voted "FOR" Item 1, "FOR" Item 2, and "FOR" Item 3 and will be voted "ABSTAIN" for Item 4.

The Board of Directors recommends a vote "FOR" Items 1, 2, and 3 and makes no recommendation with respect to Item 4.

Internet Delivery of Proxy Material Available
Registered stockholders can elect to receive the Company's future proxy materials, including the annual report, via the Internet.  To elect this method of delivery, simply follow the instruction on the reverse side.  Stockholders who make this election will be notified by American Stock Transfer & Trust Company via E-mail when the materials are available.  You will not be mailed a printed copy of the materials.

Stockholders who do not elect and consent to Internet delivery will continue to be mailed the printed copy of the annual report, proxy statement, and proxy card.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints BRUCE M. LISMAN, JANICE L. SCITES, and DOUGLAS J. WACEK as proxies, each with the power to act alone and with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Central Vermont Public Service Corporation held of record by the undersigned on February 26, 2009 at the Annual Meeting of Stockholders to be held May 5, 2009 and at any and all adjournments thereof.  The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions.  Use the Company Number and Account Number shown on your proxy card.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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